                                                                   EXHIBIT 10.04


                 THIRD AMENDED AND RESTATED MANAGEMENT AGREEMENT


                                 BY AND BETWEEN


                     HARRAH'S NEW ORLEANS MANAGEMENT COMPANY


                                       AND


                           JAZZ CASINO COMPANY, L.L.C.


                              Dated: March 30, 2001





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                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE 1 DEFINITIONS.............................................................................................1

              1.01    Definitions.................................................................................1

ARTICLE 2 SCOPE OF AGREEMENT.....................................................................................12

              2.01    Amendment and Restatement..................................................................12
              2.02    Subject Matter.............................................................................12
              2.03    Grant and Acceptance of Management Responsibility..........................................13
              2.04    Funding....................................................................................13
              2.05    Limitation on Expenditures.................................................................13

ARTICLE 3 TERM AND RENEWALS......................................................................................13

              3.01    Initial Term...............................................................................13
              3.02    Extension Term.............................................................................13
              3.03    Early Termination; Termination of Authorized Lease.........................................13

ARTICLE 4 COVENANTS OF OWNER.....................................................................................13

              4.01    Licensing and Permitting...................................................................13
              4.02    Title; Quiet Enjoyment.....................................................................14
              4.03    Manager Subordination Agreements; Mortgages................................................14

ARTICLE 5 STANDARDS AND MANAGER'S CONTROL........................................................................15

              5.01    Casino Operational Standards...............................................................15
              5.02    Owner Self-Help............................................................................15
              5.03    Payments...................................................................................15
              5.04    Manager's Control..........................................................................15

ARTICLE 6 MANAGER AND OWNER MATTERS..............................................................................15

              6.01    Manager's Obligations......................................................................15
              6.02    Owner's Obligations........................................................................18

ARTICLE 7 OPERATION OF THE CASINO................................................................................21

              7.01    Permits....................................................................................21
              7.02    Equipment and Supplies.....................................................................21
              7.03    Employees..................................................................................21
              7.04    Sales, Marketing and Advertising...........................................................24
              7.05    Maintenance and Repairs....................................................................24
              7.06    Capital Improvement and Replacements.......................................................25
              7.07    Capital Replacement Fund for Capital Replacements and Improvements.........................25



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
              7.08    Periodic Contributions to Capital Replacement Fund.........................................25
              7.09    Use and Allocation of Capital Replacement Fund.............................................25
              7.10    Emergency Expenditures.....................................................................26
              7.11    Compliance with Legal Requirements.........................................................26
              7.12    Disbursement on Termination or Expiration..................................................26
              7.13    Occupancy Agreements.......................................................................27

ARTICLE 8 FISCAL MATTERS.........................................................................................28

              8.01    Accounting Matters and Fiscal Periods......................................................28
              8.02    Approved Budget............................................................................30
              8.03    Bank Account(s); House Bank................................................................34
              8.04    Internal Controls..........................................................................35

ARTICLE 9 FEES TO MANAGER........................................................................................35

              9.01    Management Fee.............................................................................35
              9.02    Property Tax, Income Tax, Insurance, Benefit Plan Administration and Other Services........37
              9.03    Proprietary Systems........................................................................37

ARTICLE 10 DISBURSEMENTS.........................................................................................37

              10.01   Disbursements of Net Revenues..............................................................37
              10.02   Adjustment to Bank Account(s)..............................................................38
              10.03   Payment of Ownership Costs.................................................................38
              10.04   Payment of Gaming, Sales and Other Operational Payments and Taxes..........................38

ARTICLE 11 HARRAH'S SERVICES.....................................................................................39

              11.01   Provision of Harrah's Services.............................................................39
              11.02   Harrah's Services..........................................................................39
              11.03   Limitations................................................................................39

ARTICLE 12 SIGNS, SYSTEM MARKS AND PROPRIETARY MATTERS...........................................................39

              12.01   Signs......................................................................................39
              12.02   System Marks and Proprietary Matters.......................................................39
              12.03   Litigation.................................................................................41

ARTICLE 13 INSURANCE.............................................................................................42

              13.01   Coverage...................................................................................42
              13.02   Policies and Endorsements..................................................................44
              13.03   Waivers....................................................................................45

ARTICLE 14 INDEMNIFICATION AND RELATED MATTERS...................................................................45

              14.01   Scope......................................................................................45
              14.02   Defense....................................................................................46


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
ARTICLE 15 DAMAGE TO AND DESTRUCTION OF THE CASINO...............................................................47

              15.01   Obligation to Restore......................................................................47
              15.02   Termination................................................................................47

ARTICLE 16 CONDEMNATION..........................................................................................48

              16.01   Termination................................................................................48
              16.02   Restoration and Continuation...............................................................49

ARTICLE 17 DEFAULT AND TERMINATION...............................................................................51

              17.01   Events of Default..........................................................................50
              17.02   Termination Upon An Event of Default; Termination Fee......................................51
              17.03   Termination by Owner Based on Performance Standard.........................................52

ARTICLE 18 NOTICES...............................................................................................54

              18.01   Procedure..................................................................................54
              18.02   Landlord and LGCB Notice...................................................................55

ARTICLE 19 RELATIONSHIP, AUTHORITY AND FURTHER ACTIONS...........................................................55

              19.01   Relationship...............................................................................55
              19.02   Contractual Authority......................................................................55
              19.03   Further Actions............................................................................55

ARTICLE 20 APPLICABLE LAW AND ARBITRATION........................................................................56

              20.01   Scope......................................................................................56
              20.02   Arbitration................................................................................56

ARTICLE 21 SUCCESSORS AND ASSIGNS................................................................................57

              21.01   Assignment by Manager......................................................................57
              21.02   Termination Rights Upon Certain Assignments or Transfers by Owner..........................58
              21.03   Manager's Termination Right................................................................59
              21.04   Binding Effect.............................................................................59

ARTICLE 22 RECORDING OF MEMORANDUM...............................................................................60

              22.01   Amended Memorandum of Agreement............................................................60

ARTICLE 23 FORCE MAJEURE.........................................................................................60

              23.01   Operation of Casino........................................................................60
              23.02   Extension of Time..........................................................................60

ARTICLE 24 TERMINATION...........................................................................................60

              24.01   Surviving Obligations......................................................................60
              24.02   Termination; Expiration....................................................................61


                                      iii
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
ARTICLE 25 GENERAL PROVISIONS....................................................................................63

              25.01   Authorization..............................................................................63
              25.02   Interest...................................................................................63
              25.03   Formalities................................................................................63
              25.04   Documents..................................................................................63
              25.05   Personal Service Contract..................................................................64
              25.06   Exhibits...................................................................................64

ARTICLE 26 RESTRICTIVE COVENANTS.................................................................................64

              26.01   Other Use of Site or Building..............................................................64
              26.02   Diversion of Business......................................................................64
              26.03   Competition................................................................................64

ARTICLE 27 CONFLICTS BETWEEN AGREEMENTS, JURISDICTION AND THIRD PARTY BENEFICIARIES..............................65

              27.01   Conflicts Between Agreements...............................................................65
              27.02   Jurisdiction...............................................................................65
              27.03   Third Party Beneficiaries..................................................................65



EXHIBITS

A   --   Form of Memorandum of Management Agreement

                 THIRD AMENDED AND RESTATED MANAGEMENT AGREEMENT

                  THIS THIRD AMENDED AND RESTATED MANAGEMENT AGREEMENT (this "Agreement") is entered into this 30th day of March, 2001, by and between JAZZ CASINO COMPANY, L.L.C., a Louisiana limited liability company ("Owner"), and HARRAH'S NEW ORLEANS MANAGEMENT COMPANY, a Nevada corporation ("Manager").

                                    RECITALS

         A. Owner filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on January 4, 2001, in the United States Bankruptcy Court for the Eastern District of Louisiana (the "Bankruptcy Court"), which is being consummated pursuant to the Plan (as defined below).

         B. Owner and certain other parties have submitted, and the Bankruptcy Court has confirmed, the Plan.

         C. Owner and Manager have previously entered into that certain Second Amended and Restated Management Agreement dated October 29, 1998 (the "Prior Management Agreement").

         D. The Plan requires the amendment and restatement of the Prior Management Agreement in its entirety in accordance with the terms hereof.

         E. The parties desire to amend and restate the Prior Management Agreement on the terms and conditions set forth herein.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
                                   DEFINITIONS

         1.01 Definitions. As used herein the following terms shall have the respective meanings indicated below:

              Accountants - as defined in Article 8.01(b).

              Adjusted EBITDAM - means, with respect to Owner for any Performance Period, EBITDAM for such Performance Period plus the EBITDAM Adjustments for such Performance

Period to the extent such EBITDAM Adjustments were deducted in determining EBITDAM for such Performance Period.

              Adjustment Date - the date on which an applicable percentage designated herein is adjusted to reflect a change in the CPI from the Commencement Date until the date of such adjustment.

              Administrative Services Agreement - as defined in Section 9.02.

              Affiliate - as to any person the affiliates of whom are relevant for purposes of any provisions of this Agreement, (i) any corporation, partnership, limited liability company, joint venture, trust or individual controlled by, under common control with, or which controls, directly or indirectly, such person, (ii) a trust of which the person, or a direct or indirect shareholder of such person, is a trustee, or which has as its principal beneficiaries such person, or any direct or indirect shareholder of such person, or members of the immediate family of such direct or indirect shareholder or other person, and (iii) any members of such person's immediate family, or the member of the immediate family of any direct or indirect shareholder of such person. For purposes hereof, shares or other ownership interests held by a trust shall be deemed to be owned pro-rata by the beneficiaries of such trust, and members of the immediate family of any person shall include all collateral relatives of such person having a common linear ancestor with such person, and the spouse or any former spouse of such person or any such collateral relatives.

              Agreement - this Third Amended and Restated Management Agreement by and between Owner and Manager, as the same may be amended, supplemented or otherwise modified from time to time.

              Annual Plan - as defined in Article 8.02(a).

              Annual Report - any Annual Report filed by any person or entity on Form 10-K with the United States Securities and Exchange Commission or any successor thereof.

              Arbitrating Accountants - as defined in Article 20.02(b).

              Authorized GDA - that certain Amended and Restated General Development Agreement by and among Owner, Landlord and the City of New Orleans, as intervenor, dated October 28, 1998.

              Authorized Lease - that certain Amended and Restated Lease Agreement by and among Owner, Landlord and the City of New Orleans, as intervenor, dated as of October 28, 1998, and as amended of even date herewith.

              Authorized Mortgage - (i) the Mortgage, and (ii) any other mortgage(s), deed(s) of trust, security agreements, or other forms of agreements securing payment of indebtedness, the proceeds of which are used solely to improve, restore, or repair the Casino, or to refinance any indebtedness in connection with any Authorized Mortgage, with a lien or equivalent security interest against the Casino, provided that the holder of any Authorized Mortgage referred to in


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this clause (ii) has executed and delivered to Manager and has agreed in writing to be bound by a Subordination, Non-Disturbance and Attornment Agreement or such other similar document, in either case in such form as may be negotiated between Manager and the holder of an Authorized Mortgage.

              Bank Account(s) - as defined in Article 8.03(a).

              Bankruptcy Court - as defined in Recital A.

              Budget - as defined in Article 8.02(a).

              Budget Report - as defined in Article 8.02(e)(ii)

              Budget Revision Threshold - as defined in Article 8.02(e)(i)

              Building - all buildings, structures and improvements now located or hereafter constructed on the Site and all fixtures, Furnishings and Equipment attached to, forming a part of, or necessary for the operation of such buildings, structures and improvements as a casino and parking garages, or any non-gaming development on the second floor of the building on the Site, and all:

              (i)      restaurants, bars and other public areas, if any,

              (ii)     commercial space, including concessions and shops;

              (iii)    storage, parking and service areas;

              (iv)     permanently affixed signage; and

              (v) other buildings, facilities and appurtenances, as may now or hereafter, pursuant to this Agreement or with Manager's advance written approval, replace, be attached to and form a part of the Building.

              Capital Improvements - any addition to the Building following its initial construction, furnishing and equipping, the cost of which is capitalized and depreciated, rather than being expensed, applying generally accepted accounting principles.

              Capital Replacement - any alteration, rebuilding or renovation of the Building, and any replacement of Furnishings and Equipment, the cost of which is capitalized and depreciated, rather than being expensed, applying generally accepted accounting principles.

              Capital Replacement Fund - as defined in Article 7.07.

              Casino - a collective term for the Site, the Building, the Furnishings and Equipment, the Operating Equipment and the Operating Supplies. The non-gaming development on the second floor of the building on the Casino premises subleased pursuant to the Second


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Floor Non-Gaming Sublease shall not be included in this definition of the Casino unless converted into Gaming Space in accordance with the provisions of the Second Floor Non-Gaming Sublease.

              Casino Employees - all employees retained to perform duties required in the operation of the Casino or other related properties, including Key Casino Personnel.

              Casino Employment Policies - as defined in Article 7.03(f).

              Casino Operating Contract - that certain Amended and Renegotiated Casino Operating Contract among Owner, Harrah's Jazz Company and the State of Louisiana by and through the LGCB authorizing and regulating activities at the Casino, dated as of October 28, 1998, as amended of even date herewith.

              Casino Operational Standards - those standards and policies described herein, all as may be amended or modified from time to time by agreement between Owner and Manager. The standard by which the physical plant of the Casino is gauged shall be its present condition. The standard by which operational practices are gauged shall be the operational practices presently applied at the Casino. Casino Operational Standards may include requirements that the Owner purchase, lease or otherwise obtain, either through Manager or Manager's designated suppliers, certain computer and other systems that Manager determines to be necessary for Manager's operation of the Casino. Such systems may include, but not be limited to, a slot data system, time and attendance system, scheduling and forecasting system and a reservation and ticketing system.

              Casino Site - the parcel of land at 4 Canal Place formerly known as the Rivergate on which the casino building is situated bounded by Poydras Street, Convention Center Boulevard, Canal Street, and South Peters Street.

              Casino Standard Accounting Principles - generally accepted accounting principles as applied by and subject to such elections and variations consistent therewith as may be adopted by Manager and Manager's Affiliates in accounting for casinos managed by Manager and Manager's Affiliates, which accounting principles shall include the guidance as set forth in the Audit and Accounting Guide for Audits of Casinos, with conforming changes as of May 1, 1999 prepared by the American Institute of Certified Public Accountants, as amended from time to time.

              Claim - any action or actions, cause or causes of action, in law or in equity, suits, debts, liens, liabilities, claims, demands, damages, punitive damages, losses, costs or expenses, and reasonable attorneys' fees of any nature whatsoever (including, without limitation, claims based upon legal fault, negligence, offense, quasi-offense, contract, quasi-contract, or any other theory) whether fixed or contingent.

              Commencement Date - means October 28, 1998.

              Compensation - the direct salaries and wages paid to, or accrued for the benefit of, any Casino Employee, including incentive compensation, together with all fringe benefits payable


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to or accrued for the benefit of such executive or other employee, including employer's contribution under F.I.C.A., unemployment compensation or other employment taxes, pension fund contributions, workers' compensation, group life, accident and health insurance premiums and costs, and profit sharing, severance, retirement, disability, relocation, housing and other similar benefits.

              Confidential and Proprietary Information - as defined in Article 12.02(d).

              Controlled Affiliate - has the meaning provided in that certain Amended and Restated Certificate of Incorporation of JCC Holding as in effect as of the date hereof.

              Continuing Directors - the directors of JCC Holding on the effective date of the Plan and each other director, if such other director's nomination for election to the Board of Directors of JCC Holding is recommended by (i) a majority of the then Continuing Directors, (ii) any directors nominated or appointed by HET or its affiliates, or (iii) any directors nominated or appointed by the Creditor's Committee (as defined in the Articles of Incorporation of JCC Holding as presently in effect).

              CPI - the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, all items, (1982-84 = 100), or any successor or replacement index thereto. If the CPI shall, after the date hereof, be converted to a different standard reference base or shall otherwise be revised, any determination hereunder which uses the CPI shall be made with the use of such conversion factor, formula or table for converting the CPI as may be published by the Bureau of Labor Statistics, or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice Hall, Inc., or, having such publication, by any other nationally recognized publisher of similar statistical information. If the CPI shall cease to be published, then for the purpose of this Agreement there shall be substituted for the CPI such other similar index as Manager shall reasonably determine which measures changes in the relative purchasing power of United States currency over the term of this Agreement.

              Defaulting Party - as defined in Article 17.01.

              Department - those general divisional categories shown in the Annual Plan (e.g. slot machines, table games, other games, beverages or food), but not the subcategories (e.g. tax & license, labor) appearing in each such divisional category.

              EBITDAM - as defined in Section 9.01(b)(i).

              EBITDAM Adjustments - means (A) the cost of all insurance maintained pursuant to Article 13, (B) any payments, charges, impositions or other amounts paid to the City by Owner pursuant to the Authorized Lease and exhibits thereto or the Authorized GDA or exhibits thereto, (C) any payments, charges or impositions paid to the State by Owner pursuant to the Casino Operating Contract other than fines or penalties incurred as a result of Manager's failure to perform its duties under this Agreement, (D) corporate and administrative expenses of JCC


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Holding, (E) ad valorem taxes, water and sewer use assessments, stand pipe assessments, or other assessments imposed on the then real and personal property comprising the Casino and real estate and tangible personal property tax assessments against the Casino, (F) any payments under any operating leases hereafter entered into by Owner without the consent of the Manager, and (G) as submitted to Owner by Manager and approved by Owner, any other expenditures over which Manager does not exercise control.

              Ensuing Year - as defined in Article 7.09.

              Extension Term - as defined in Article 3.02.

              Event of Default - as defined in Article 17.01.

              Fiscal Period, Fiscal Quarter, Fiscal Month, Fiscal Year - as defined in Article 8.01(c).

              Force Majeure - as defined in Article 17.03(d).

              Furnishings and Equipment - all furniture, furnishings and equipment (except Operating Equipment) required for the operation of the Casino in accordance with the Casino Operational Standards, including, without limitation:

              (i) cashier, money sorting and money counting equipment, surveillance and communication equipment, and security equipment;

              (ii) slot machines, video games of chance, table games, keno equipment and other gaming equipment;

              (iii) office furnishings and equipment;

              (iv) specialized equipment necessary for the operation of any portion of the Casino for non-gaming or accessory purposes, including equipment for kitchens, laundries, dry cleaning, cocktail lounges, restaurants, public rooms, commercial and parking spaces, and recreational facilities; and

              (v) all other furnishings and equipment hereafter located and installed in or about the Casino which are used in the operation of the Casino in accordance with the Casino Operational Standards.

              Gaming Act - the Louisiana Economic Development and Gaming Corporation Act as set forth in LSA R.S. 27:201 et seq. (redesignated from LSA R.S. 4:601 et seq. by Acts 1996, First Extraordinary Session), adopted by the Legislature of the State of Louisiana as No. 384, Acts 1992, as amended, and the regulations adopted thereunder, amendments and reenactments of LSA R.S. 36:801.1(A) and enactment of LSA R.S. 27:1 et seq., adopted by the Legislature of the State of Louisiana as Act 7, First Extraordinary Session, 1996, as amended, and the regulations adopted thereunder, the Local Option Gaming Election set forth in LSA R.S. 18:1300.21,


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


adopted by the Legislature of the State of Louisiana as Act 57, First Extraordinary Session, 1996, the act adopted by the Legislature of the State of Louisiana as Act 98, First Extraordinary Session, 1996, and the Minimum Payment relief adopted pursuant to the Plan in the First Extraordinary Session, 2001.

              Gaming Space - that area of the Casino in which gaming activity takes place, not including support, storage, entertainment, service and other such areas.

              Governmental Authority - as defined in Article 17.03(d)(iv).

              Gross Revenues - all revenues and income of any nature derived directly or indirectly from the Casino or from the use or operation thereof, including, without limitation, (i) Win (Gaming), (ii) food and beverage revenue,
(iii) telephone, telegraph, satellite or cable video and telex revenue, (iv) entertainment revenue, (v) parking revenue, (vi) rental payment from any lessees or concessionaires, and (vii) merchandise sales revenue, interest income, and the actual cash proceeds of business interruption, increased cost of operation, use, occupancy or similar insurance. Notwithstanding the foregoing, Gross Revenues shall expressly exclude:

              (i) proceeds from the sale or other disposition of the Casino or other assets of Owner;

              (ii) proceeds of property insurance payable in connection with any damage to the Casino except for business interruption, increased cost of operations, use, occupancy or similar insurance proceeds;

              (iii) condemnation awards other than awards for either temporary takings (i.e. condemnations of twelve (12) months or less) or regulatory takings;

              (iv)  proceeds of financing or refinancing of the Casino;

              (v) sales taxes, excise taxes, use taxes, gross receipts taxes, admission taxes, entertainment taxes, tourist taxes or charges and similar charges required by law to be collected from patrons or guests of the Casino or as part of the sales price for goods, services or entertainment at the Casino which must be remitted to governmental authorities; and

              (vi) any amounts or credits received for lost or damaged Casino merchandise.

              Harrah's Casinos - a collective term for the casinos owned or managed by Manager or Manager's Affiliates or licensed to operate under the name "Harrah's(C)" or under System Marks.

              Harrah's Services - as defined in Article 11.02.


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


              Harrah's System - a collective term for the casinos and casino services provided to the public by Manager or Manager's Affiliates, or their successors or assigns, through management or license of Harrah's Casinos.

              HET - Harrah's Entertainment, Inc., a Delaware corporation.

              HOCI - Harrah's Operating Company, Inc., a Delaware corporation.

              House Bank - the amount of cash, chips, tokens and plaques that Manager from time to time determines necessary to have at the Casino daily to meet the Casino's cash needs.

              Impositions - shall mean and include:

              (i) all ad valorem taxes, water and sewer use charges or assessments, stand pipe charges and assessments, or other charges or assessments imposed upon the real and personal property comprising the Casino; and

              (ii) annual consideration payable under the Casino Operating Contract or other charge or assessment imposed by governmental or quasi governmental authority or by any other entity empowered by law to assess charges against the Casino or the activities conducted thereat, with or without lien rights for the enforcement thereof.

              Initial Term - as defined in Article 3.01.

              Interest Charges - as defined in Article 9.01(b)(ii).

              Interest Rate - as defined in Article 25.02.

              JCC Holding - JCC Holding Company, a Delaware corporation and the parent of Owner.

              Key Casino Personnel - as defined in Article 7.03(a)(iii).

              Landlord - as defined in the Authorized Lease.

              Legal Requirements - as defined in Article 7.11.

              LGCB - the Louisiana Gaming Control Board or any successor entity.

              Licenses and Permits - as defined in Article 4.01(a).

              Management Fee - as defined in Article 9.01(a).

              Manager's Affiliate - Manager's ultimate parent entity (currently
HET) and any of its Affiliates.


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


              Manager Matters - as defined in Article 6.01.

              Manager Subordination Agreements - as defined in Article 4.03.

              Minimum Balance - as defined in Article 8.03(a).

              Monetary Default - any failure of Owner to make any payment to Manager or to a third party as required by this Agreement or to perform any other obligation required of Owner by this Agreement which might be satisfied by the payment of money. The amount of a Monetary Default shall be the amount of the payment required, the liquidated amount of any liquidated obligation, or the estimated amount of any unliquidated obligation determined by mutual agreement of Owner and Manager or, if Owner and Manager do not agree upon the estimated amount of any unliquidated obligation, arbitration pursuant to Article 20.02. An obligation shall be deemed liquidated if the amount is fixed and determined without further action of Manager or by Manager's incurring such cost.

              Mortgage - that certain Mortgage of even date herewith in favor of the lenders providing financing to Owner pursuant to the Plan.

              Net Income - as defined in Article 9.02(b)(iii).

              Net Revenues - Gross Revenues less:

              (i)    the retail value of Promotional Allowances;

              (ii) any gratuities or service charges added to a customer's bill; and

              (iii) any credits or refunds made to customers, guests or patrons.

              Non-Defaulting Party - as defined in Article 17.01.

              Non-Qualified Person - any person or entity that would, if associated with Owner, JCC Holding, Manager or any Affiliate of Manager, in the reasonable judgment of Manager or any licensing authority, impair or cause the denial, suspension or revocation of any gaming registration, permit, license, right or entitlement or any alcoholic beverage registration, permit, license, right or entitlement held or applied for by Owner, Manager, JCC Holding or any Affiliate of Manager.

              Non-Qualified Purchaser - as defined in Article 21.02(c).

              Occupancy Agreements - as defined in Article 7.13(a).

              Open Access Program - as defined in the Authorized Lease.

              Operating Agreements - all agreements for the delivery of goods and/or services to the Casino and all Occupancy Agreements.

              Operating Costs - the following costs and expenses incurred by Manager in connection with the operation of the Casino:

              (i) the cost of replacement of Operating Supplies and Operating Equipment in the ordinary course of Casino operations (but not the cost of initial inventories of such property);

              (ii)     the cost of Promotional Allowances;

              (iii)    the cost of Compensation;

              (iv)     the cost of advertising for the Casino;

              (v) the cost of employee training programs; (vi) the cost of utilities and energy;

              (vii) the fees for Licenses and Permits required for the operation of the Casino;

              (viii) all expenditures made by Manager for maintenance and repairs to keep the Casino in good condition and repair pursuant to Article 7.05;

              (ix)     the Management Fee;

              (x) uninsured liabilities for which Manager is entitled to indemnity pursuant to Article 14 relating to injury to persons or property incurred by Manager in connection with the operation of the Casino; and

              (xi) such other costs incurred by Manager in connection with the operation of the Casino as are treated as operating costs under Casino Standard Accounting Principles.

              Operating Equipment - all equipment required for the operation of a casino, including accessory gaming table equipment, chinaware, glassware, linens, silverware, utensils, uniforms, and all other similar items.

              Operating Supplies - food and beverages (alcoholic and non-alcoholic) and other consumable items used in the operation of a casino, such as playing cards, tokens, chips, plaques, dice, fuel, soap, cleaning materials, matches, paper goods, stationery and all other similar items.

              Owner Matters - as defined in Article 6.02.

              Ownership Costs - the following costs and expenses incurred by Owner in connection with the operation of the Casino:

              (i)      required contributions to the Capital Replacement Fund;

              (ii)     rent or other charges under the Authorized Lease;

              (iii)    Impositions affecting the Casino;

              (iv) expenditures under Articles 7.06, 7.10, 7.11, 15 and 16.02, including costs for Capital Replacements;

              (v) audit, legal and other professional or special fees with respect to the Casino;

              (vi)     insurance premiums with respect to the Casino;

              (vii) costs of leasing any Furnishings and Equipment or other goods incorporated into or used in connection with the Casino (whether pursuant to operating leases or Capital Lease Obligations);

              (viii) costs of amortization and depreciation with respect to the Casino;

              (ix) any gaming, sales and other operational payments and taxes set forth in Article 10.04;

              (x) such other Casino costs or expenses which are normally treated as capital expenditures under Casino Standard Accounting Principles; and

              (xi) any other costs or expenses incurred in connection with Owner Matters.

              Performance Period - as defined in Article 17.03(a).

              Permitted Exceptions - (i) the Authorized Lease; (ii) any Authorized Mortgage; (iii) liens for Impositions not yet delinquent; (iv) undetermined or inchoate liens or charges for labor or materials supplied to the Casino in connection with the construction or operation thereof, which have not been filed or recorded in the public records and the payment for which is not yet delinquent; and (v) easements, restrictions, rights of way or other title matters which do not, in the aggregate or individually, impair the use of the Casino for its intended purpose or adversely affect the amount of fees payable to Manager hereunder. Permitted Exceptions shall, without limiting the foregoing, include all of those matters set forth as exceptions to the title insurance policy or title commitment provided to Owner in connection with the October, 1998 bankruptcy reorganization of Owner.

              Plan - the Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code of Owner, confirmed by the Bankruptcy Court on March 19, 2001 for that certain case captioned In re JCC Holding Company, Case No. 01-10086.

              Plans and Specifications - as defined in the Authorized GDA.

              Projected Adjusted EBITDAM - as defined in Article 17.03(c).

                  Prior Management Agreement - as defined in Recital C.

                  Promotional Allowance - goods and services, such as complimentary rooms, food, beverages, entertainment and parking, given to customers of the Casino as an inducement to gamble at the Casino.

                  Proprietary Systems - as defined in Article 6.01(m).

                  Qualified Purchaser - as defined in Article 21.02(c).

                  Second Floor Non-Gaming Sublease - the Second Floor Non-Gaming Sublease entered into by and between Owner and JCC Development Company, L.L.C., a Louisiana limited liability company dated as of October 28, 1998, as amended of even date herewith.

                  Site - the Casino Site, the tunnel under Poydras Street and the parcels of land on which parking garages are situated connected to the Casino Site by said tunnel under Poydras Street, and all other parcel(s) of land, together with all easements and rights appurtenant thereto owned by the Owner in New Orleans, Louisiana.

                  Suitable Lender - has the meaning provided in the Casino Operating Contract.

                  System Fee - as defined in Article 11.01(a).

                  System Marks - as defined in Article 12.02(a).

                  Term - a collective term for the Initial Term and the Extension Term, if elected by Manager.

                  Termination Fee - as defined in Article 17.02(b).

                  Win (Gaming) - the difference between gaming wins and losses before deducting costs and expenses determined according to Casino Standard Accounting Principles.

                                   ARTICLE 2
                               SCOPE OF AGREEMENT

         2.01 Amendment and Restatement. This Agreement amends, restates and supersedes the Prior Management Agreement in its entirety.

         2.02 Subject Matter. The subject matter of this Agreement is the Casino. The Casino may be operated under the name and style "Harrah's New Orleans Casino." The non-gaming development on the second floor of the building on the Casino Site and any space which is from time to time included as demised premises pursuant to the Second Floor Non-Gaming Sublease is expressly excluded from this Agreement.

         2.03 Grant and Acceptance of Management Responsibility. Owner grants to Manager the right to supervise and direct the Casino Employees regarding the management and operation of the Casino for the account of Owner subject to the terms of this Agreement. Manager accepts said grant and agrees that it will supervise and direct the management and operation of the Casino subject to the terms of this Agreement.

         2.04 Funding. Owner agrees to provide all funds, both initially and throughout the term of this Agreement, as shall be necessary to perform and satisfy Owner's covenants and responsibilities under this Agreement. Notwithstanding any provision of this Agreement to the contrary, except pursuant to any revolving credit facility provided pursuant to the Plan or other agreement to lend money provided by Manager or its Affiliates separate from this Agreement pursuant to written agreement hereafter entered into by the parties in their respective sole discretion and without any obligation under this Agreement to do so, under no circumstance shall Manager be obligated to advance any of its funds to pay for Ownership Costs or Operating Costs, and Manager shall be excused from performing any act under this Agreement for which Owner has failed to make available or provide sufficient money.

         2.05 Limitation on Expenditures. Notwithstanding anything to the contrary set forth herein, any expenditure of funds by Manager pursuant to this Agreement may only be made if and to the extent such expenditures are permitted by the Budget or otherwise permitted pursuant to Article 8.02(c), (d) and (e).

                                   ARTICLE 3
                                TERM AND RENEWALS

         3.01 Initial Term. The initial term ("Initial Term") of this Agreement shall be deemed to have begun on the Commencement Date, and shall continue for a period of twenty (20) years after the Commencement Date.

         3.02 Extension Term. Manager shall have the option to extend the term of this Agreement for four (4) consecutive extension terms of ten (10) years each ("Extension Term") and the term of this Agreement shall be so extended, provided Manager is not in default under this Agreement at the time any such Extension Term is to commence. Manager shall be deemed to have exercised its option to extend the term of this Agreement for each Extension Term unless it shall have delivered to Owner written notice to the contrary at least twelve
(12) months prior to the date on which the respective Extension Term is to commence.

         3.03 Early Termination; Termination of Authorized Lease. This Agreement may be terminated prior to the expiration of the Initial Term or any then current Extension Term as provided in Articles 15, 16 and 17.

                                   ARTICLE 4
                               COVENANTS OF OWNER

         4.01 Licensing and Permitting

         (a) Owner's Licenses and Permits. Owner represents and covenants that throughout the Term it will maintain the Casino Operating Contract and all federal, state and local decrees, acts, orders, consents, licenses and permits, other than those described in Article 4.01(b) but including without limitation, suitability for Casino Employees (including Key Casino Personnel), gaming, restaurant and alcoholic beverage licenses, required to enable Owner to own the Casino and to operate the Casino with Manager's assistance (including without limitation, all casino facilities, kitchens, laundry, restaurant, and alcoholic beverage facilities) (collectively, the "Licenses and Permits"). If the Casino Operating Contract, once issued, shall be revoked through no fault of the Owner, such event shall not be a violation of this Article 4.01, but shall be treated as a condemnation under Article 16.01.

         (b) Manager's Licenses and Permits. Manager represents and covenants that throughout the Term it will maintain all casino gaming licenses or other licenses or permits (other than those described in Article 4.01(a)) necessary or required to enable Manager to manage the Casino and to perform its duties as Casino manager under this Agreement and will cooperate with Owner for purposes of Owner obtaining any suitability determination necessary for Casino Employees (including Key Casino Personnel).

         4.02 Title; Quiet Enjoyment. Owner represents and covenants that it has acquired, and throughout the Term will maintain, a valid and continuing leasehold estate (pursuant to the Authorized Lease) to the Casino, subject only to the Permitted Exceptions and the provisions of Article 4.03. Owner covenants that during the Term Manager shall and may peaceably possess and quietly enjoy the Casino in accordance with the terms of this Agreement, free from molestation, eviction and disturbance by Owner or by any other person or entity (other than any person or entity claiming through Manager to the extent such claims relate to Manager). Owner shall, at Owner's expense, undertake and prosecute all actions, judicial or otherwise, required to assure such quiet enjoyment and peaceable possession by Manager. Notwithstanding the foregoing, any termination of the Authorized Lease that is not caused by any act or omission of Owner, shall not be a violation of this Article 4.02 but shall be treated as a casualty for purposes of Article 15.

         4.03 Manager Subordination Agreements; Mortgages. Owner and Manager acknowledge that (i) Wells Fargo Bank Minnesota, National Association, as Trustee, and Manager have entered into that certain Manager Subordination Agreement (Noteholders) of even date herewith, and (ii) Landlord, the City of New Orleans and Manager have entered into that certain Manager Subordination Agreement (Landlord) of even date herewith (collectively, the "Manager Subordination Agreements"). Any party (other than the holder of the Mortgage) holding a mortgage, deed of trust, security agreement, assignment of rents, revenues or profits, lease (including any sale leaseback or like arrangement), or other form of security interest in or affecting the Casino shall, as a condition to the effectiveness of such interest and/or qualification thereof as an Authorized Mortgage, enter into a Subordination, Non-Disturbance and Attornment Agreement, in such form as may be negotiated between Manager and the holder of the Authorized Mortgage. Upon any foreclosure upon the Mortgage, Manager's rights hereunder in relation to the holder of the Mortgage shall not be disturbed or affected by any such foreclosure other than as set forth in the Manager Subordination Agreements referred to in this Article 4.03.

                                   ARTICLE 5
                         STANDARDS AND MANAGER'S CONTROL

         5.01 Casino Operational Standards. Manager shall operate the Casino, including the performance of its obligations set forth in Article 6.01, at the expense of Owner in accordance with Casino Operational Standards, applicable Legal Requirements and applicable provisions of the Casino Operating Contract and the Authorized Lease, but only if required funds are made available by Owner and Owner cooperates in such compliance as to any matters within Owner's responsibility or control. If any Casino Operational Standard is violative of Legal Requirements, such Casino Operational Standard as applied to the Casino shall be modified so as to comport with Legal Requirements.

         5.02 Owner Self-Help. If Manager should fail to protect: (i) the safety of the patrons or employees of the Casino from harm, or (ii) tangible real or personal property at the Casino from destruction, following written notice from Owner and opportunity to cure, as provided in Article 17.01(a), delivery by Owner to Manager of all funds required to effect cure and giving by Owner to Manager of all cooperation and assistance necessary to effect cure of such circumstance, Owner may enter the Casino and take reasonable action necessary to provide the needed protection; provided that such entry and action shall be undertaken in a manner that does not unreasonably interfere with the operations conducted by Manager at the Casino.

         5.03 Payments. Manager shall have the right to pay from the Bank Account(s) on a timely basis, in accordance with Article 10.01, all costs, expenses, or charges incurred by Manager, Manager's Affiliates or Owner in accordance with the terms of this Agreement.

         5.04 Manager's Control. Manager will have uninterrupted control over the operation of the Casino. Owner agrees not to interfere or involve itself in any way with the day-to-day operation of the Casino; provided, however, nothing contained in this Article 5.04 is intended to interfere with any rights of Owner set forth in this Agreement.

                                   ARTICLE 6
                            MANAGER AND OWNER MATTERS

         6.01 Manager's Obligations. The items listed in clauses (a)-(v) below shall be "Manager Matters." Manager shall have the obligation, and the sole and exclusive authority, throughout the Term, with respect to:

         (a) Employees - as more particularly provided in Article 7.03, hiring of Casino Employees, supervision of Casino Employees, establishing levels of Compensation for Casino Employees, negotiating collective bargaining agreements (if applicable) for Casino Employees, establishing labor policies with respect to Casino Employees, paying Casino Employees from Casino funds and discharge (as Manager deems appropriate) of Casino Employees; administration of compliance with the requirements of the Open Access Program and any open access plans adopted pursuant thereto relating to hiring, purchasing and contracting for goods and services with respect to the operation of the Casino (specifically excluding any construction-related compliance) and, at Owner's request, reporting to Owner's designated open access representative(s) with respect thereto for purposes of Owner's reporting requirements to the applicable governmental or municipal authority pursuant to Article 6.02(j);

         (b) Gaming Policies - gaming and entertainment policies, food and beverage menu prices and charges for the Casino;

         (c) Security - security and internal control procedures for the Casino and terms of guest admittance to the Casino;

         (d) Advertising - policies relating to advertising and marketing of the Casino, as more particularly provided in Article 7.04, including determining, based on a best cost/time factor basis, which entity shall provide advertising and market research and certain national marketing functions and overseeing such services;

         (e) Promotions - policies regarding the granting of discounts, complimentary goods or services, and other Promotional Allowances with respect to the Casino;

         (f) Suppliers - selection of suppliers of goods and services for the Casino (except with respect to the initial construction, furnishing and equipping of the Casino). In purchasing or contracting for goods and services, Manager shall administer and comply with the Open Access Program and any open access plans adopted pursuant thereto and shall give preference and priority to Louisiana residents, except where not reasonably possible to do so without added expense, substantial inconvenience, or sacrifice in operational efficiency;

         (g) Bank Accounts - control and management of the Bank Account(s) established by Owner for the Casino, as more particularly provided in Article 8.03;

         (h) Capital Replacement Fund - management of the Capital Replacement Fund established by Owner for the Casino, as more particularly provided in Articles 7.07 and 7.08;

         (i) Accounting - management or performance of casino level accounting and annual budgeting (but not ownership level accounting) for the Casino, as more particularly provided in
                  Article 8.01;

         (j) Maintenance - supervision and effecting, or causing to be effected, ordinary maintenance and repairs required to maintain the Casino in compliance with Casino Operational Standards, as determined by Manager or any successor representatives of Manager, in their sole and absolute discretion, as more particularly provided in Article 7.05;

         (k) Necessary Contracts - negotiating and, pursuant to Article 19.02, entering into any contracts deemed by Manager to be necessary or advisable in carrying out and placing in effect the terms and conditions of this Agreement, the cost of which for any Fiscal Year does not cause Manager to exceed the fiscal limitations of this Agreement;

         (l) Gross Revenue - collection and disbursement of Gross Revenues on behalf of Owner in accordance with Article 10;

         (m)      Proprietary Systems; Customer-Related Services - determining
                  (i) the use of the Casino Management System and WINet and any other operations and/or customer-related proprietary systems owned by Manager or licensed to Manager by any of Manager's Affiliates for use in the Casino and any data and information thereon related to any casinos other than the Casino ("Proprietary Systems"), (ii) the use of a slot management system and any other operations and/or customer-related proprietary systems licensed from a third party and any data and information thereon related to any casinos other than the Casino, and (iii) the use of certain "Harrah's(C)" brand customer-related services and promotions, including the "Harrah's(C)" Gold Card services, "Harrah's Total Gold," the 1-800-"Harrah's(C)" reservation center and distribution of "Harrah's(C)" World and "Harrah's(C)" Gift Certificates; managing Owner's use of such systems, services, promotions and data and information related to any casinos other than the Casino and administering the provision of accounting and the payment by and reimbursement by Owner for the costs and benefits of such systems, services, promotions, data and information;

         (n) Regulatory Matters - assisting Owner with any matters set forth in Article 6.02(h) to the extent requested by Owner and accepted by Manager and managing any other regulatory matters related to the operation of the Casino;

         (o) Required Expenditures and Reimbursement - at Manager's election, after providing written notice and opportunity to cure as provided in Article 17.01(a), making any expenditures required of Owner under this Agreement and recovering, as a reimbursable expense, the cost thereof with interest from the date of advancement to the date of repayment at the Interest Rate from Owner, on demand;

         (p)      Litigation - subject to the oversight of the Owner pursuant to
                  Article 6.02(r), managing and assisting Owner in connection with any litigation as may be requested by Owner and accepted by Manager;

         (q) Payment of Impositions - paying all Impositions assessed against the Casino as same become due;

         (r) Renovations - renovating, refurbishing, reconstructing and improving the Casino from time to time as required by Article 7.06;

         (s) Enforcement of Operating Agreements and Collective Bargaining Agreements - enforcing or waiving enforcement of all Operating Agreements and collective bargaining agreements, subject to applicable Legal Requirements, provided that Manager shall not waive application of the Gaming Act's licensing or suitability requirements in effect with respect to the Casino;

         (t) Licenses - obtaining and maintaining all licenses, permits, authorizations and consents necessary or required to enable Manager to manage the Casino and to perform its duties as Casino manager under this Agreement, as more particularly provided in Article 4.01(b); and

         (u) Administrative Services - performing the administrative services provided pursuant to Article 9.02; and

         (v) Other Manager Matters - assisting Owner with respect to any Owner Matters or any matters set forth in Article 9.03 if requested in writing by Owner and accepted by Manager.

Notwithstanding the foregoing, performance of items (o) through and including
(u) above shall be undertaken on behalf of and as the obligation of the Owner and shall not subject Manager to risk except as provided in Article 14.

         6.02 Owner's Obligations. The items listed in clauses (a)-(r) below shall be "Owner Matters." Owner and JCC Holding shall have the sole responsibility and obligation throughout the Term with respect to:

         (a) Budgets; Casino Employment Policies - approving or disapproving Budgets presented by Manager as part of each Annual Plan or proposed revision thereof, as more particularly provided in Article 8.02, or other forecasting, budgeting or financial planning matters; approving or disapproving Casino Employment Policies proposed by Manager pursuant to Article 7.03(f);

         (b) Operating Funds - providing all funds required by Manager for the operation of the Casino, as and when required by this Agreement;

         (c) Title - maintaining Owner's leasehold estate in the Casino pursuant to the Authorized Lease to the Casino and all legal or beneficial interests therein, assuring Manager's quiet enjoyment of the Casino free from all exceptions other than Permitted Exceptions and free from interference by any party having rights under any Permitted Exception, matters relating to Permitted Exceptions, title insurance, the leasehold estate for the Casino and title to the Building and Casino and compliance with Article 4.02, or any other title-related matters;

         (d) Development Properties - the development and financing of, or any other matters with respect to, the 3CP property, the Fulton Street Properties and any other non-Casino land or assets owned by JCC Holding and its subsidiaries (other than Owner);

         (e) Dispositions - any sale, leasing or other disposition of the Casino or any other land or assets of Owner or its affiliates;

         (f) Development and Construction - repairing, restoring, rebuilding, replacing any damage to (or impairment or destruction of), reconstructing or reconfiguring, furnishing and equipping the Casino, as required by the terms of Articles 15 and 16; any other development or construction matters; and hiring, supervision and other matters related to any program manager or construction consultants, and any construction-related contractors, consultants or subcontractors;

         (g)      Financing - matters relating to the financing of the Casino;

         (h) Licenses and Permits; Governmental Affairs - obtaining and maintaining all Licenses and Permits required for Owner's continued legal existence, authorization to conduct business, ownership of the Casino, and continued operation of all facilities at the Site, as more particularly provided in
                  Article 4.01(a), handling governmental affairs, including without limitation acting as a liaison, negotiating, participating in hearings, meetings and administrative proceedings, and otherwise acting in respect of the Authorized Lease, the Authorized GDA, Landlord, the City of New Orleans, the State of Louisiana, the Casino Operating Contract, compliance with the Gaming Act, conditional use proceedings, suitability applications or any other licensing, permitting, governmental or administrative matters;

         (i) Second Floor - matters relating to the Second Floor Non-Gaming Sublease and the development, leasing, financing, operation and other matters relating to the second floor of the building on the Casino Site;

         (j) Open Access - matters relating to the Open Access Program, including any open access plans adopted pursuant thereto; governmental and municipal relations regarding Open Access matters, including, without limitation, preparing and submitting reports to the City of New Orleans, the New Orleans City Council and/or the Office of the Mayor of the City of New Orleans as required by the Open Access Program and any open access plans adopted pursuant thereto; supervising compliance-related efforts with respect to Open Access matters, including, without limitation, efforts by Manager relating to hiring, purchasing and contracting for goods and services with respect to the operation of the Casino as provided in Article 6.01(a) and by construction contractors, subcontractors and unions relating to construction-related matters;

         (k) Payment of Debts - paying all indebtedness from time to time encumbering the Casino as and when such indebtedness becomes due;

         (l) Plan - matters relating to the Plan (except as such matters relate to Manager) or any other reorganization of Owner or JCC Holding or its subsidiaries;

         (m) Books and Records - maintaining the books and records and the preparation of the audited and unaudited financial statements for Owner based on the operating statements furnished by Manager pursuant to Article 8.01(c) and for JCC Holding and its subsidiaries (other than Owner);

         (n) Securities Laws - preparation and filing of the Annual Report and any other filings, proceedings or matters relating to the United States Securities and Exchange Commission or Federal or state securities laws;

         (o) Investor Relations - investor relations and other matters relating to the shareholders or ownership of JCC Holding;

         (p) Community and Public Relations - handling Casino community and public relations other than advertising, marketing and promotions;

         (q) Employee Benefits - establishing and administering employee benefits and savings and retirement plans for Casino Employees, ensuring compliance with Sections 5.5 (Fringe Benefit Plan; Salary Practices) and 19.3 (Savings and Retirement Plan) of the Authorized Lease and other employee benefit matters relating to Casino Employees;

         (r) Counsel and Litigation - hiring, approving settlements and supervision of counsel to represent Owner regarding any Owner Matters and hiring counsel and overseeing Manager's management of litigation pursuant to Article 6.01(p); and

         (s) Other Owner Matters - assisting Manager with respect to any Manager Matters if requested in writing by Manager and accepted by Owner; all corporate, administrative and other business activities of Owner and any other matters not expressly set forth in Article 6.01.

                                   ARTICLE 7
                             OPERATION OF THE CASINO

         7.01 Permits. Manager agrees to use all reasonable efforts within its control to comply with any conditions or requirements set out in or imposed by Legal Requirements or imposed by any Licenses and Permits, for so long as the expense of such compliance shall be paid for by Owner; provided, however, nothing contained in this Agreement shall be deemed or construed to require Owner to pay for any cost or expense incurred by Manager in obtaining or maintaining any licenses, permits, authorizations or consents described in
Article 4.01(b) required of Manager. In the event such expense is not paid by Owner, Manager shall have the right to pay such expenses from the Bank Account(s). To the extent Manager elects to pay such expenses from the Bank Account(s), Owner shall replenish such amounts to the Bank Account(s) immediately upon presentation of an invoice for such expenses.

         7.02 Equipment and Supplies. Manager shall be responsible and authorized to obtain, on behalf of Owner and at Owner's cost, subject to the fiscal limitations of this Agreement, all replacement Operating Supplies and Operating Equipment inventories necessary or advisable in connection with the operation of the Casino. Owner shall be solely responsible to supply Operating Supplies, Operating Equipment and Furnishings and Equipment, and such Capital Improvements as from time to time are required to comply with Casino Operational Standards. In purchasing or contracting for goods and services, Manager shall give preference and priority to Louisiana residents, except where not reasonably possible to do so without added expense, substantial inconvenience, or sacrifice in operational efficiency.

         7.03 Employees

         (a) Authority of Manager

                  (i) Employees Generally. Manager, as agent for Owner, but acting in Manager's sole discretion within the financial parameters established in the Annual Plan pursuant to Article 8.02(a) and consistent with the Casino Employment Policies, will hire, supervise, direct, judge the fitness and qualification of, and discharge and determine the Compensation and terms of employment of all Casino Employees. In hiring, Manager (i) shall give preference and priority to Louisiana residents, except where not reasonably possible to do so without added expense, substantial inconvenience, or sacrifice in operational efficiency and (ii) shall comply with the provisions of Sections
                           5.1 (Open Access Program), 5.2 (Residency
                           Requirements), 5.3(b) (Open Access and

                           Former Employees), 5.5 (Fringe Benefits; Salary Practices), 19.3 (Savings and Retirement Plan), and Exhibit J (JCC Benefits Summary) of the Authorized Lease. All Casino Employees other than Key Casino Personnel shall be employed by Owner. At Owner's request, Manager shall advise and consult with Owner regarding employee-related matters.

                  (ii) Collective Bargaining. Manager shall be Owner's bargaining agent with respect to all collective bargaining agreements and other Casino Employee matters with full power and authority to negotiate collective bargaining agreements (which may extend beyond the Term and exceed the Compensation authorized by the then-current Annual Plan) and to settle all employee grievances and claims. Manager will keep Owner advised with respect to such negotiations and any material grievances or claims and will obtain Owner's consent prior to entering into any collective bargaining agreements or settlements of any such material grievances or claims.

                  (iii) Key Casino Personnel. The General Manager, Vice President of Operations, Vice President of Marketing, Vice President and General Counsel, Vice President of Services, and Vice President of Finance and any other full time employees of the Casino involved in the management of the Casino who currently are employed by the Manager for so long as such employment continues or who are hereafter hired by Manager as Key Casino Personnel with Owner's consent (collectively, "Key Casino Personnel"), may be hired by Manager, at Owner's expense, as employees of Manager and assigned to the Casino at such time as Manager, in its discretion, deems necessary. Owner shall reimburse Manager for all Compensation and any and all expenses, costs, liabilities and claims related to Key Casino Personnel (including, by way of example only, all salaries, vacation, sick leave, severance or termination benefits, pension plan liabilities, savings and retirement plan contributions, workers' compensation benefits or claims, health, disability or life insurance contributions, state, federal or local payroll or other employer paid or collected taxes, injury, discrimination, back pay, grievance or wrongful termination awards); excluding, however, any severance or relocation costs of Key Casino Personnel relocated to another casino facility of any of Manager's Affiliates or any damages resulting from a determination of discrimination throughout the Harrah's System.

         (b) Status as an Employer. Manager and Owner acknowledge and agree that, for purposes of LSA R.S. 23:1021 et seq.:

                  (i) Owner shall be considered the immediate or general employer, and Manager shall be the borrowing or special employer, of all Casino Employees (other than the Key Casino Personnel). In any event, the services provided by the Casino Employees (other than the Key Casino Personnel) are an integral part of and are essential to the business, services and operations of Owner. Alternative to any other status as an employer pursuant to applicable worker's compensation laws, Owner shall be considered the statutory employer of any such Casino Employees;

                  (ii) Manager shall be the immediate or general employer of the Key Casino Personnel. The services provided by the Key Casino Personnel are an integral part of and are essential to the business, services and operations of Owner. Owner shall be considered the statutory employer of the Key Casino Personnel; and

                  (iii) Owner and Manager agree that, notwithstanding any characterization of Manager as the immediate, general, borrowing, special or statutory employer of the Casino Employees (including the Key Casino Personnel), for purposes of this Agreement, including the indemnification set forth in this Article 7.02(b)(iii) and as between Owner and Manager, Owner shall be responsible for the payment of applicable workers' compensation benefits to the Casino Employees (including the Key Casino Personnel) and shall indemnify and save Manager harmless for any payments to the Casino Employees (including the Key Casino Personnel) of worker's compensation benefits or any other employee Claims in accordance with
                           Article 14.

         (c) Employee Cost Indemnity. Except as otherwise provided in Article 14.01(c), Owner shall be solely responsible for and shall pay, reimburse, indemnify, defend and hold Manager harmless from and against any and all expenses, costs, liabilities and claims related or incidental to any Casino Employee (including, by way of example only, all salaries, vacation, sick leave, severance or termination benefits, pension plan liabilities, savings and retirement plan contributions, workers' compensation benefits or claims, health, disability or life insurance contributions, state, federal or local payroll or other employer paid or collected taxes, injury, discrimination, back pay, grievance or wrongful termination awards and any other costs and benefits for Casino Employees however designated). To the extent Manager elects to disburse such costs from the Bank Account(s), Owner shall replenish such amounts to the Bank Account(s) immediately upon presentation of an invoice for such costs. If Manager shall pay or cause any such amounts to be paid other than from Casino funds, Owner shall reimburse such amount to Manager, subject to the provisions of Article 10.01, immediately upon presentation of an invoice for such services.

         (d) Professional Consultants. The costs, fees, compensation or other expenses of any persons engaged by Owner or by Manager (to the extent consistent with the Annual Plan) to perform duties of a special nature, related to the operation of the Casino, such as attorneys, engineers and the like, shall be a direct expense of Owner and need not be paid by Manager. To the extent Manager elects to disburse such costs from the Bank Account(s), Owner, immediately upon presentation of an invoice for such costs, shall replenish such amounts to the Bank Account(s). If Manager shall pay or cause any such amounts to be paid other than from Casino funds, Owner shall reimburse such amounts to Manager immediately upon presentation of an invoice for such services.

         (e) Employee Fringe Benefit Program. Owner shall provide Casino Employees a fringe benefit program that complies with the appropriate provisions of the Authorized Lease and the Open Access Program. All costs and expenses related to such employee fringe benefit program shall be paid by Owner.

         (f) Casino Employment Policies. Manager shall propose to Owner, subject to Owner's approval, policies and procedures with respect to the hiring, promotion, training, retention and discharge of the Casino Employees which such policies and procedures shall foster and encourage, and shall not impair or frustrate, Manager's ability to (i) manage the Casino in accordance with Casino Operational Standards, and (ii) provide a customer casino experience and customer services consistent with such experience and services provided in other casinos in the Harrah's System (as revised from time to time by Manager and approved by Owner, the "Casino Employment Policies"). Manager agrees that in the exercise of its authority set forth in Article 7.03(a), Manager will comply with
(i) the Casino Employment Policies, and (ii) applicable Legal Requirements, including, but not limited to, Title VII of the Civil Rights Act, as amended, Americans with Disabilities Act of 1990, as amended, Age Discrimination in Employment Act (42 U.S.C. ss. 1981 et seq.), Occupational Safety and Health Act, National Labor Relations Act, Labor Management Relations Act, Fair Labor Standards Act, Worker Adjustment and Retraining Notification Act, Employee Retirement Income Security Act, Family and Medical Leave Act, the Louisiana Employment Discrimination Law and the Louisiana Worker's Compensation Act.

         7.04 Sales, Marketing and Advertising. Manager shall and is authorized to advertise and promote the business of the Casino, institute and supervise a sales and marketing program, and coordinate and cooperate with the marketing programs of the Harrah's System and other casinos in the Harrah's System, and tour programs marketed by airlines, travel agents and government tourist departments, whenever Manager deems the same to be advisable. Manager may also cause the Casino to participate in sales and promotional campaigns and activities involving Promotional Allowances, provided such participation is customary in the casino industry or Manager's or Manager's Affiliates' practices. In purchasing or contracting for goods and services, Manager shall give preference and priority to Louisiana residents, except where not reasonably possible to do so without added expense, substantial inconvenience, or sacrifice in operational efficiency.

         7.05 Maintenance and Repairs. At Owner's expense, Manager shall make or cause to be made all repairs and maintenance as shall be required to comply with Casino Operational

Standards and Legal Requirements. All work shall be performed in a time and manner which will assure continuous compliance of the Casino with Legal Requirements and Casino Operational Standards and minimize interference with or disturbance of ongoing Casino operations.

         7.06 Capital Improvement and Replacements. Manager shall effect all Capital Improvements and Capital Replacements as shall be required to maintain the Casino in compliance with all Legal Requirements and Casino Operational Standards and to comply with Manager's recommended programs, approved in the Annual Plan, for renovation, modernization and improvement intended to keep the Casino competitive in its market.

         7.07 Capital Replacement Fund for Capital Replacements and Improvements. Manager has established and shall maintain a reserve for Capital Replacements and Capital Improvements on the books of account of the Casino, and the cash contributions required by Article 7.08 shall be placed into a segregated account (the "Capital Replacement Fund") established in Owner's name at a bank designated by Owner and subject to Manager's approval, which approval shall not be unreasonably withheld or delayed. Subject to the terms of the Authorized Lease, designees of Manager shall be the only signatories authorized to withdraw funds from the Capital Replacement Fund. All amounts in the Capital Replacement Fund shall be invested, to the extent that availability of funds, when required, is not thereby impaired, in interest-bearing investments in securities issued or guaranteed by the United States government or in securities issued by any state or federally chartered bank and insured by the United States government or, subject to Owner's consent, any other investment proposed by Manager. Interest earned on amounts deposited in the Capital Replacement Fund shall be credited to the Capital Replacement Fund and shall be available for payment of expenditures for Capital Replacements or Capital Improvements to the Casino. This Capital Replacement Fund shall be the "Capital Replacement Fund" specified in Article 19.8 of the Authorized Lease and Section 13.7(a) of the Casino Operating Contract.

         7.08 Periodic Contributions to Capital Replacement Fund. Manager on behalf of Owner has been depositing and shall continue to deposit into the Capital Replacement Fund (i) one-twelfth (1/12th) of THREE MILLION AND 00/100 DOLLARS ($3,000,000) for each of the first twelve (12) months following the opening of the Casino on October 29, 1999, (ii) one-twelfth (1/12th) of FOUR MILLION AND 00/100 DOLLARS ($4,000,000) for each of the second twelve (12) months following the Commencement Date, (iii) one-twelfth (1/12th) of FIVE MILLION AND 00/100 DOLLARS ($5,000,000) for each of the third twelve (12) months following the Commencement Date, and (iv) two percent (2%) of monthly Gross Revenues for each Fiscal Month thereafter. The cash amounts required to be so deposited shall be calculated and deposited into the Capital Replacement Fund, in arrears, no later than the tenth (10th) day of the Fiscal Month immediately following the Fiscal Month with respect to which a deposit is made. In addition, all proceeds from the sale of capital items no longer needed for the operation of the Casino, and the proceeds of any insurance received in reimbursement for any items previously paid for from the Capital Replacement Fund, shall be deposited into the Capital Replacement Fund upon receipt by Owner.

         7.09 Use and Allocation of Capital Replacement Fund. Any expenditures for Capital Replacements or Capital Improvements which have been budgeted in an Annual Plan may be paid from the Capital Replacement Fund without further approval from Owner. Any amounts remaining in the Capital Replacement Fund at the close of any Fiscal Year shall be carried forward and retained in the Capital Replacement Fund until fully used. If amounts in the Capital Replacement Fund at the end of any Fiscal Year plus the anticipated contributions to the Capital Replacement Fund for the year following the date of such contribution (the "Ensuing Year") are not sufficient to pay for Capital Replacements or Capital Improvements authorized by the Annual Plan for such Ensuing Year, then Owner shall supply additional funds, in the amount of the projected deficiency, at the time the Annual Plan for such Ensuing Year is approved.

         7.10 Emergency Expenditures. If a condition should exist of an emergency nature which, in Manager's reasonable discretion, requires immediate action to preserve and protect the Casino, assure its continued operation, and/or protect the comfort, health, safety and/or welfare of Casino guests or employees, Manager is authorized to take all steps and to make all expenditures from the Bank Account(s), or the Capital Replacement Fund (in the case of expenditures for Capital Replacements or Capital Improvements) as it deems necessary to repair and correct any such condition, without regard to whether provisions have been made in the Annual Plan for any such expenditures, and the cost thereof shall be paid or reimbursed by Owner on demand. Manager shall provide Owner reasonable notice of any such actions or expenditures as soon as possible thereafter.

         7.11 Compliance with Legal Requirements. If, at any time, repairs to or additions, changes or corrections in the Casino of any nature shall be required by reason of any laws, ordinances, rules or regulations now or hereafter in force, or by order of any governmental or municipal power, department, agency, authority or officer ("Legal Requirements"), such repairs, additions, changes or corrections may, whether or not provided for in the Annual Plan, be made by or at the direction of Manager and paid for from the Bank Account(s), the Capital Replacement Fund (in the case of expenditures for Capital Replacements or Capital Improvements) or other sources if such Legal Requirement was not known to Manager at the time of submission of the then effective Annual Plan, and the cost thereof shall be paid by Owner, or Owner shall replenish the Bank Account(s), the Capital Replacement Fund or such other source, as the case may be, on demand.

         7.12 Disbursement on Termination or Expiration. All amounts held in the Capital Replacement Fund shall be distributed pursuant to the provisions in the Authorized Lease and Casino Operating Contract regarding the Capital Replacement Fund. Upon the expiration or termination of this Agreement, all amounts then held in the Capital Replacement Fund shall be distributed pursuant to the provisions in the Authorized Lease and Casino Operating Contract regarding the Capital Replacement Fund and following such distribution, any sums remaining may be applied to any amounts then due and payable to Manager under this Agreement, and thereafter, any sums remaining shall be paid over to Owner. If Manager receives any conflicting or adverse claims or demands made in connection with the application of any or all of the amounts held in the Capital Replacement Fund pursuant to this Agreement, the Casino Operating Contract or the Authorized Lease, Manager shall be entitled, at its option, to refuse to comply with any such claims or demands so long as the disagreement shall continue and in so doing Manager shall not be liable for its failure or refusal to comply with such conflicting or adverse claims or demands until the rights of the claimants have been adjudicated finally or the differences adjusted among the claimants and Manager shall have been notified thereof in writing signed by all such claimants. Manager also shall have the right to bring an action in interpleader to obtain the right to pay all or any such portion of the amount then held in the Capital Replacement Fund to a court of competent jurisdiction, deducting from said sum the costs incurred in bringing such an action.

         7.13 Occupancy Agreements

         (a) Terms of Occupancy Agreements. Manager shall have full authority to enter into leases, concessions, licenses and other forms of agreement for the occupancy (collectively and separately, "Occupancy Agreements") of commercial areas of the Casino (including without limitation, restaurant, cocktail lounge, retail shops, automobile parking and other accessory services) in the name of and on behalf of Owner. Manager's authority with respect to the Occupancy Agreements is subject to the following provisions, unless Owner otherwise consents to a modification thereof:

                  (i) the term of such Occupancy Agreements shall not extend beyond the scheduled expiration of this Agreement;

                  (ii) such Occupancy Agreements may be terminated by Owner, at Owner's option, without penalty or premium, upon not more than ninety (90) days' notice in the case of any termination of this Agreement prior to its scheduled expiration;

                  (iii) such Occupancy Agreements shall require the occupant to be solely responsible for all damage to persons or property occurring within its premises and to waive any claim against Owner with respect thereto;

                  (iv) such Occupancy Agreements shall require the occupant to maintain commercial general liability insurance, and, if alcoholic beverages are served on such premises, liquor liability insurance in an amount not less than FIVE MILLION AND 00/100 DOLLARS ($5,000,000), naming Owner, Landlord and the City of New Orleans as additional insureds; and shall further require that all insurance maintained by the occupant be primary to any insurance maintained by Owner and waive any right of subrogation against the Owner;

                  (v) such Occupancy Agreements shall require the occupant to indemnify, defend and hold Owner harmless from and against any and all claims, losses, liabilities and damages resulting or arising in any manner, in whole or in part, out of its use or occupancy of its premises;

                  (vi) such Occupancy Agreements shall require the occupant to recognize any and all prior rights granted by Owner pursuant to any Authorized Mortgage, including without limitation the Mortgage; and

                  (vii) such Occupancy Agreements shall require the occupant to comply with all Legal Requirements applicable to the conduct of its business at the Casino, and shall be terminable by Owner or Manager if the occupant breaches or fails to perform any material obligation or undertaking to be performed by occupant thereunder after reasonable opportunity to cure any such breach or default.

         (b) Effects of Occupancy Agreements on this Agreement. If any Occupancy Agreements should be entered into by Manager on behalf of the Owner, then, for so long as such Occupancy Agreements may remain in effect:

                  (i) only the rent paid by the occupant shall be deemed Gross Revenues under this Agreement;

                  (ii) there shall be excluded from the definitions of Operating Costs and Ownership Costs any such costs as are paid by the occupant;

                  (iii) employees of the occupied premises shall not be required to be employees of Manager or Owner; and

                  (iv) Owner agrees to look solely to the occupant, and any insurance which may be maintained by the occupant, or to Owner's own insurance, for any loss, cost or damage relating to or arising out of the premises thereby affected, and shall not hold Manager responsible therefor in any respect.

                                   ARTICLE 8
                                 FISCAL MATTERS

         8.01 Accounting Matters and Fiscal Periods

         (a) Books and Records. Books and records reflecting Casino operations shall be kept by Manager at the Casino or at Manager's offices in New Orleans, Louisiana in accordance with Casino Standard Accounting Principles and the following:

                  (i) Manager recognizes the rights of Landlord's Accepted Auditor pursuant to the Authorized Lease and the LGCB and its authorized representatives pursuant to the Casino Operating Contract to inspect such books and records;

                  (ii) as a condition to Landlord and the City of New Orleans being third party beneficiaries hereof pursuant to Article 27.03, it shall be required that Landlord and the City of New Orleans agree that, for so long as such books and records are made available to Landlord's Accepted Auditor as provided in the Authorized Lease and the reasonable travel and lodging expenses of the Accepted Auditor are paid by Owner, such books and records, to the extent permitted by the LGCB and the Authorized Lease, may be kept or maintained at the national or regional offices of Manager's Affiliates;

                  (iii) Owner shall be solely responsible to maintain ownership level books and accounts reflecting Ownership Costs and Owner's tax and accounting matters; provided, however, that if Owner elects or consents to have Manager's Affiliate maintain such books and accounts for an agreed accounting fee, such books and accounts may, if and to the extent legally permitted, be maintained at the offices of Manager's Affiliate as provided above; and

                  (iv) Owner's and Manager's respective independent accounting firms shall each have the right and privilege of examining said books and records (during normal working hours (Monday-Friday) upon no less than forty eight (48) hours advance written notice).

         (b) Audit. A certified audit of Casino operations shall be performed within ninety (90) days after the end of each Fiscal Year, and upon termination or expiration of this Agreement. Additionally, a certified audit of Gross Gaming Revenue (as defined in the Casino Operating Contract) shall be performed quarterly within thirty (30) days after the end of each Fiscal Quarter. Such audit of Gross Gaming Revenue shall be performed by Deloitte & Touche LLP, or such other accounting firm as may be selected by Owner and approved by Manager in writing, such approval not to be unreasonably withheld (the "Accountants"); provided that nothing herein shall restrict Owner from hiring any other accounting firm or firms to perform any accounting, audit or other services. During such audit and review periods, Manager agrees that each of the LGCB and its authorized representatives pursuant to the Casino Operating Contract and Landlord's Accepted Auditor shall have the right to retain an independent auditor to participate with the selected Accountant to examine, audit, inspect and transcribe the Casino's books and records. The determination of such accounting shall, unless appealed to arbitration, be conclusive and binding on the parties as to all matters properly addressed thereby, and Owner and/or Manager shall, promptly upon receipt thereof, adjust between them, any over or underpayment made or received by either of them, as the case may be, during the audited period. The cost of accounting services delivered by the Accountants shall be an Ownership Cost.

         (c) Fiscal Year. The fiscal year (the "Fiscal Year") of the Casino shall be the calendar year; the fiscal quarter (the "Fiscal Quarter") of the Casino shall be the calendar quarter; and the fiscal month (the "Fiscal Month") of the Casino shall be the calendar month. On or before the fifteenth (15th) day of each full Fiscal Month (except for January), Manager shall furnish Owner with a detailed operating statement setting forth the results of Casino operations for the preceding Fiscal Month, and the operating statement delivered in January of each Fiscal Year for the preceding December shall be delivered on or before the twenty-fifth (25th) day of January. The form of the operating statement may be modified from time to time by Manager at its discretion to reflect changes adopted by Manager's Affiliates for accounting for casinos managed by Manager's Affiliates. The fiscal periods adopted by Manager are referenced in this Agreement as "Fiscal Month," "Fiscal Quarter," and "Fiscal Year," respectively. The term "Fiscal Period" shall mean a Fiscal Year, Fiscal Quarter or Fiscal Month, as the context requires.

         8.02 Approved Budget

         (a) Annual Plan. Manager annually shall prepare, for Owner's review and approval, an annual plan (as proposed by Manager and approved by Owner, or revised from time to time pursuant to this Article 8.02, the "Annual Plan") for the Casino for each Fiscal Year. The Annual Plan for each Fiscal Year shall be prepared and submitted to Owner not later than sixty (60) days before the beginning of each Fiscal Year. The Annual Plan for the Casino will consist of the following:

                  (i) a statement of the estimated income and expenses for the coming Fiscal Year, including estimates as to Gross Revenues, Operating Costs, EBITDAM and the amount of each line item for EBITDAM Adjustments for such Fiscal Year, such operating budget to reflect the estimated results of the operation during each Fiscal Month of the subject Fiscal Year;

                  (ii) either as part of the statement of the estimated income and expenses referred to in the preceding clause (i), or separately, budgets (and timetables and requirements of Manager) reflecting budgeted amounts and a comparison to actual results for the prior Fiscal Year for:

                           (A)      repairs and maintenance;

                           (B)      Capital Replacements;

                           (C)      Operating Equipment;

                           (D) advertising and business promotion programs for the Casino;

                           (E)      the estimated cost of Promotional
                                    Allowances;

                           (F) a staffing schedule providing staffing levels, compensation and benefits;

                           (G)      detailed departmental operating statements;

                  (iii) a business and marketing plan for the subject Fiscal Year; and

                  (iv) the Minimum Balance which must remain in the Bank Account(s) and the House Bank as of the end of each Fiscal Month during the Fiscal Year to assure sufficient monies for working capital purposes, the House Bank and other expenditures authorized under the Annual Plan subject to adjustment pursuant to
                           Article 8.03(a).

The estimates of Gross Revenues, Operating Costs, EBITDAM and Projected Adjusted EBITDAM in each Annual Plan shall represent the Manager's good faith estimate of reasonably attainable financial performance levels based on business and competitive conditions existing at the time of preparation of the Annual Plan. The "Budget" shall mean the estimated income and expense EBITDAM, Adjusted EBITDAM, and Operating Costs pursuant to Article 8.02(a)(i) and budgeted amounts pursuant to Article 8.02(a)(ii) contained in the Annual Plan.

         (b) Review. In connection with the submission of the Annual Plan to Owner, Owner will meet with Manager within twenty (20) days from the date the proposed Annual Plan is delivered to Owner to have an in-depth review, including, a comparison with the previous Fiscal Year's performance of the Casino and a discussion of marketing strategy, identification of markets and the proposed expenditures contained in the Annual Plan. In addition, after the Annual Business Plan (as defined in the Authorized Lease) has been submitted to Landlord, Owner and Manager will meet with Landlord to discuss those items of the Annual Business Plan, as provided in the Authorized Lease, addressing marketing, city revenues, and other relevant issues.

         (c) Owner's Approval. The Annual Plan will be subject to the approval of Owner, which will not be unreasonably withheld or delayed. The Annual Plan for 2001 has previously been submitted to Owner by Manager and approved by Owner through March 31, 2001. Owner shall approve an Annual Plan for the last three quarters of 2001 on or before the March 31, 2001. It is the intention of the parties to complete the review and approval of each proposed Annual Plan no later than thirty (30) days prior to the commencement of each Fiscal Year. Owner shall be required to approve or disapprove each proposed Annual Plan within thirty (30) days after the date of delivery to Owner of each such proposed Annual Plan by providing written notice to Manager. To be effective, any notice which disapproves a proposed Annual Plan must contain specific line item objections thereto in reasonable detail. If Owner fails to provide such written notice to Manager of any specific objections to a proposed Annual Plan within such thirty (30) day period, such Annual Plan shall be deemed to have been approved as submitted. Owner shall review the Budgets contained in the Annual Plan on a line-by-line basis. If Owner disapproves or raises any objections to any line items contained in any proposed Budget for Fiscal Year 2002 and thereafter or in the proposed Annual Plan for Fiscal Year 2002 and thereafter or any revisions to any Annual Plan or Budget after approval thereof, until otherwise mutually agreed, the undisputed portions of the proposed Annual Plan shall be deemed to be adopted and approved. In each instance where portions of the Annual Plan from the preceding Fiscal Year are deemed to be the Annual Plan in effect until a new Annual Plan is approved, the Budget items contained in the Annual Plan for the preceding Fiscal Year shall be automatically increased or decreased by a percentage equal to the percent of increase or decrease in the CPI during the preceding Fiscal Year. Calculation of the percent of increase or decrease in the CPI shall be made by Manager based upon the then most recently published CPI data at the time the calculation is made. If, notwithstanding such CPI increase, Manager and Owner do not reach agreement as to mutually acceptable Budgets within thirty (30) days after delivery of objection by Owner, the line item(s) in the Budget in the Annual Plan objected to by Owner shall be submitted to and resolved by arbitration in accordance with Article 20.02 and Manager shall provide Landlord with notice of the submission to arbitration.

         (d) Compliance. Manager shall be permitted to reallocate part or all of the amount budgeted with respect to any line item in the Budget to another line item in the same Department, but may not reallocate from one Department to another Department. Manager shall also be entitled to make expenditures on behalf of Owner not authorized under the Budget in the then applicable Annual Plan, subject to reimbursement by Owner on demand, only (unless otherwise approved by Owner):

                  (i)      in case of emergencies;

                  (ii) to the extent necessary to comply with Legal Requirements or Casino Operational Standards;

                  (iii) to pay for the actual cost of any utilities, fuel, fees for Licenses or Permits, insurance or Impositions;

                  (iv) to pay for uninsured liabilities, including without limitation, uninsurable claims (such as employee claims, environmental and civil rights claims), the amount of any uninsured or deductible portion of any insured claim, and any assessments relating to health or other insurance programs having cost-plus or self insurance features;

                  (v) to pay for additional Compensation paid pursuant to any collective bargaining agreement negotiated with a union or changes in Key Casino Personnel or Casino employee Compensation levels;

                  (vi) to pay for Ownership Costs incurred after approval of an Annual Plan;

                  (vii) to pay for any gaming, sales or use tax deficiencies assessed by a taxing authority; and

                  (viii)   to pay for additional costs permitted by Article
                           8.02(e).

         (e)      Adjustment to Annual Plan

                  (i) If Manager encounters circumstances which require unbudgeted and unexpected expenditures not foreseen at the time of preparation of the Annual Plan and which Manager deems reasonably necessary, in addition to and without limiting the instances described in
                           Article 8.02(d) and without regard to the requirements of Article 8.02(c), Manager may, without Owner's approval, make such expenditures so long as the same do not, in any Fiscal Quarter, exceed the greater of (A) one hundred fifteen percent (115%) of the amount in the Annual Plan for such Fiscal Quarter for the Department to which such expenditures relate or for items pursuant to Article 8.02(a)(ii)(A) through (G), or (B) with respect to expenditures for slot, table games, other games, food and/or beverage Departments, such expenditures will not exceed an amount such that the ratio of the amount actually so expended to the actual revenues of the affected Department does not exceed the ratio (expressed as a percentage) of the expenses in the Budget to the revenues in the Annual Plan for such Fiscal Quarter, rounded up to the next full percentage point (the "Budget Revision Threshold").

                  (ii) As soon as Manager becomes aware of any items which exceed the Budget Revision Threshold in any Fiscal Quarter, Manager will promptly submit to Owner a report (the "Budget Report") with a summary and explanation of variances between expenditures set forth in the Annual Plan for such Fiscal Quarter and actual expenditures for such Fiscal Quarter, which report shall be subject to Owner's review and approval, which approval shall not be unreasonably withheld or delayed.

                  (iii) If Manager expects that expenditures will in future Fiscal Quarter exceed the Budget Revision Threshold, Manager shall have the right, from time to time during such Fiscal Year, to submit a proposed revision to the Annual Plan to Owner for approval, which approval shall not be unreasonably withheld or delayed.

                  (iv) Owner will review any Budget Report or any proposed revisions to an Annual Plan on a line-by-line basis in the same manner as the initial Annual Plan. If Owner shall disapprove or raise any objections to any items contained in a Budget Report or revisions to an Annual Plan, Manager shall continue to use all reasonable efforts to comply with the Annual Plan until a proposed revision has been approved or this Agreement is terminated. If the Budget Report or any proposed revision to the Annual Plan is not approved before the expiration of thirty (30) days after any Budget Report or revision is submitted to Owner for approval, the revision shall not be deemed approved, and any disagreement between Owner and Manager with respect to the Budget Report or proposed revision shall be resolved by arbitration in accordance with Article 20.02.

         (f) No Guarantee. Manager shall not be deemed to have made any guarantee or warranty of the fiscal estimations set forth in the Annual Plan. The parties acknowledge that the Annual Plan is intended to set forth objectives and goals based on Manager's best judgment of the facts and circumstances known by Manager at the time of preparation.

         (g) Meetings. Manager and Owner agree to meet monthly to discuss (i) the then-existing Annual Plan, (ii) any adverse variances of revenues or expenditures from the Annual Plan, (iii) Manager's recommendations for modifications to the Annual Plan in view of any adverse variances of revenues or expenditures from the Annual Plan, and (iv) any other modifications to the Annual Plan anticipated by Manager or Owner.

         8.03 Bank Account(s); House Bank

         (a) Bank Account(s). Owner has established and shall maintain an operating account(s) in its name at a bank (with retail offices in the immediate geographic vicinity of the Casino) approved by Manager (the "Bank Account(s)") as Manager determines to be necessary or convenient for the operation of the Casino. Manager's designees shall be the only parties authorized to draw upon the Bank Account(s). At the opening of the Casino on October 29, 1999, Owner had an aggregate amount of not less than TEN MILLION AND 00/100 DOLLARS ($10,000,000) (or such other amount as was required by the Gaming Act or any regulations or orders issued by the LGCB) on deposit in the Bank Account(s) and/or available under its revolving credit facility which then served as working capital, excluding the House Bank, for Casino operations. Owner established a House Bank which included at least FIVE MILLION AND 00/100 DOLLARS ($5,000,000) in cash on the opening of the Casino on October 29, 1999. Subject to the requirements of the Gaming Act or any regulations or orders issued by the LGCB, (i) the TEN MILLION AND 00/100 DOLLAR ($10,000,000) amount referred to above may be adjusted jointly by Manager or Owner at any time (as so adjusted, the "Minimum Balance") and (ii) the House Bank may be adjusted jointly by Manager and Owner at any time. Owner shall furnish Manager immediately, upon demand, with sufficient funds to make up any deficiency in the Minimum Balance and/or House Bank (as so adjusted) or to pay any Ownership Costs or Operating Costs of the Casino then due to the extent there are insufficient funds in the Bank Account(s). Manager acknowledges that it is advantageous to Owner to have advance notice of funding needs so that borrowings under its credit facilities may be arranged at lowest costs. Manager agrees to use commercially reasonable efforts to provide advance notice to Owner of anticipated needs for additional funds to be deposited in the Bank Account(s) or House Bank not less than five
(5) days prior to the actual need for such funds.

         (b) Control of Bank Account(s). Manager shall have absolute control of the Bank Account(s). Manager shall have absolute control of the House Bank. All Gross Revenues shall pass through the Bank Account(s). All amounts on deposit in the Bank Account(s) shall be invested in interest-bearing investments, to the extent that availability of funds, when required, is not thereby impaired, in securities issued or guaranteed by the United States government or in securities issued by any state or federally chartered bank and insured by the United States government or, subject to Owner's consent, any other investment proposed by Manager. Interest earned on amounts deposited in the Bank Account(s) shall be credited to the Bank Account(s) and shall be for the benefit of Owner.

         (c) No Commingling of Funds. Manager shall not commingle any funds in the Bank Account(s), the Capital Replacement Fund, the House Bank, any payroll accounts, petty cash funds or other Casino funds with any funds of Manager or any Affiliate of Manager.

         (d) Reconciliation of Bank Account(s). Manager shall provide Owner copies of bank statements with respect to the Bank Account(s) as and when received by Manager from the applicable bank(s), and shall provide Owner a reconciliation of such bank statements to the books and records reflecting Casino operations within twenty (20) days of Manager's receipt of such bank statements.

         8.04 Internal Controls

         (a) System. Manager shall establish a system of internal controls to perform the administrative and accounting procedures required by Section 9.27 of the Casino Operating Contract.

         (b) Compliance Report. Owner shall cause the Accountants to prepare an annual compliance report addressing the adequacy of the design of such internal control system and the effectiveness of the implementation thereof as required by Section 9.27 of the Casino Operating Contract. Manager agrees to cooperate with Owner and the Accountants in the preparation of such compliance report.

         (c) Manager's Assistance. Upon Owner's request, Manager shall assist Owner in (i) advising the LGCB in writing as to the manner in which each material matter or material item of non-compliance identified in the compliance report has been corrected or is proposed to be corrected, and (ii) providing a timetable for completing each material matter or material item of non-compliance not then corrected.

                                    ARTICLE 9
                                 FEES TO MANAGER

         9.01 Management Fee

         (a) Payment and Amount. Commencing as of the date of this Agreement, Owner shall pay to Manager on a quarterly basis a management fee (the "Management Fee") in an amount equal to thirty percent (30%) of EBITDAM; provided that the Management Fee shall be reduced by the amount of the System Fee. The Management Fee shall be in consideration of all of Manager's and its Affiliate's Services pursuant to this Agreement, it being understood that the Travel Fee under the Prior Agreement has been eliminated.

         (b) Definitions. For purposes of this Article 9.01, the following definitions apply:

                  (i) "EBITDAM" means, with respect to Owner, for any period, the Net Income of Owner for such period adjusted to add thereto (to the extent deducted in determining Net Income for such period), without duplication, the sum of (i) Interest Charges, (ii) income taxes payable by Owner in respect of any casino revenues (not including any Impositions or payments pursuant to the Casino Operating Contract);
                           (iii) depreciation and amortization expense; and (iv) Management Fees.

                  (ii) "Interest Charges" means, with respect to Owner, for any period, the aggregate amount (without duplication) of interest expensed in accordance with Casino Standard Accounting Principles during such period in respect of all indebtedness of Owner including the interest portion of all deferred payment obligations calculated in accordance with Casino Standard Accounting Principles.

                  (iii) "Net Income" means, with respect to Owner, for any period, the net income (or loss) of Owner (determined in accordance with Casino Standard Accounting Principles) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication) all gains or losses which are either extraordinary (as determined in accordance with Casino Standard Accounting Principles) or are either unusual or nonrecurring (including from the sale of assets outside of the ordinary course of business or from the issuance or sale of capital stock).

         (c) Time of Payment. Within thirty (30) days after the end of each Fiscal Quarter, Manager shall submit to Owner a calculation of the Management Fee and System Fee due to Manager for such Fiscal Quarter. Owner shall pay to Manager the amount of such Management Fee and System Fee on or before the later of forty-five (45) days after the end of each Fiscal Quarter or fifteen (15) days after delivery to Owner by Manager of said calculation. If Owner disputes the amount of any such Management Fee or System Fee and such dispute is submitted to arbitration pursuant to Article 20.02, Owner shall pay to Manager the undisputed portion thereof and may withhold the disputed portion pending the outcome of the arbitration. Owner and Manager agree to make any payments necessary to settle any amounts owed to the other (i) as a result of any such arbitration within ten (10) days of the decision in such arbitration or (ii) as a result of any adjustment to the Management Fee or System Fee determined after audited financial statements are provided pursuant to Article 8.01(b) within ten
(10) days of the provision of such audited financial statements. If Owner shall fail timely to pay any amounts due to Manager pursuant to this Article 9.01(c), Manager may pay itself such amounts from the Bank Accounts.

         9.02 Property Tax, Income Tax, Insurance, Benefit Plan Administration and Other Services. Owner and HOCI have entered into that certain Administrative Services Agreement dated as of October 30, 1998 and thereafter amended Schedule 1 thereto (as amended, the "Administrative Services Agreement"). The Administrative Services Agreement has been terminated concurrently herewith. From and after the date hereof, as a part of its management services, Manager shall provide or cause its Affiliates to provide to Owner services for (i) placing insurance for the Casino at Owner's cost and administering insurance related services, (ii) monitoring and paying at Owner's cost real estate and tangible personal property tax assessments against the Casino, (iii) administering any employee benefit plan or savings and retirement plan established and maintained by Owner and making payments pursuant thereto at Owner's cost, and (iv) providing all other services as provided by HOCI pursuant to the Administrative Services Agreement as of the date hereof. Manager shall provide or cause to be provided such administrative services to the same extent as such services were being provided pursuant to the Administrative Services Agreement immediately prior to execution of this Agreement. Such administrative services shall not include insurance premiums, tax payments, employee benefit or retirement payments or other payments to third parties in connection with such administrative services consistent with reimbursements to Manager for payments to third parties in accordance with the Administrative Services Agreement immediately prior to the execution of this Agreement. Owner shall reimburse Manager for any premiums, taxes, payments or other such out-of-pocket expenses incurred by Manager. Except for such reimbursements, Manager and its Affiliates shall not receive any compensation or any corporate or overhead allocations or other consideration for such administrative services other than the Management Fee.

         9.03 Proprietary Systems. The Proprietary Systems owned by Manager or licensed by Manager, when used in the Casino, shall be provided by Manager in consideration of the Management Fee and without additional charge to Owner.

                                   ARTICLE 10
                                  DISBURSEMENTS

         10.01 Disbursements of Net Revenues. As and when received by Manager, Gross Revenues shall be deposited in the Bank Account(s). Manager shall disburse on a monthly basis, for and on behalf of Owner as invoices are received or amounts become due, funds from the Bank Account(s) to pay:

         (a) any reimbursable expenses due Manager under this Agreement;

         (b) other Operating Costs;

         (c) other Ownership Costs (as directed by Owner); and

         (d) to Owner all amounts necessary to pay debt service (interest and principal) relating to the Casino, whether unsecured or secured by any mortgage or deed of trust encumbering the Casino.

         10.02 Adjustment to Bank Account(s). After the disbursements pursuant to Article 10.01 and establishment of any reasonable reserves for future disbursements pursuant to Article 10.01 as Manager deems necessary, taking into account anticipated cash flow and Operating Costs and Ownership Costs at the Casino, any excess funds remaining in the Bank Account(s) over the Minimum Balance (and such reserves) shall be disbursed to Owner on a daily basis or other periodic basis as frequently as may be mutually agreed by Owner and Manager. Correspondingly, and without limiting Owner's obligation to provide any funds required by this Agreement at all times, if the Bank Account(s) do not contain sufficient funds to pay all obligations of Owner under this Agreement when and as due, Manager may pay any or all such obligations on behalf of Owner. To the extent Manager elects to pay such expenses on behalf of the Owner, Owner shall reimburse such amount to Manager immediately upon presentation of an invoice for such expense.

         10.03 Payment of Ownership Costs. Except when paid by Manager, Owner shall pay for all Ownership Costs (and, should Net Revenues be insufficient to pay for same, all Operating Costs) as same become due and payable and before any interest or penalty may attach for non-payment thereof, or action be commenced against the Manager for enforcement thereof, or foreclosure of any lien therefor against the Casino. Owner shall be entitled to contest any Imposition so long as no liability to Manager results therefrom, the expenses to contest such Impositions are not deducted from Net Revenue to determine Net Income, no lien against the Casino is foreclosed, and no interest or penalty results.

         10.04 Payment of Gaming, Sales and Other Operational Payments and Taxes. Manager shall be responsible to file all necessary returns and remit from Gross Revenues to the governmental authorities having jurisdiction over the Casino all compensation owed to the LGCB under the Casino Operating Contract, all sales taxes, excise taxes, use taxes, gross receipts taxes, admission taxes, entertainment taxes, tourist taxes and similar taxes and charges required by law to be collected from patrons or guests as part of the sales price for goods, services or entertainment at the Casino. Manager reserves the right to contest the amount of any such payments or taxes; provided that Owner shall be permitted to participate in any such contest. Manager shall have no liability for the payment of any fines, penalties, interest or other charges or assessments for any underpayment or overpayment or miscalculation of such payments or taxes unless caused by the gross negligence or willful misconduct of Manager's or Manager's Affiliate's employees charged to administer such payments, recognizing that the manner of calculating and reporting such taxes is often vague and subject to broad administrative discretion. All costs of any contest and all such fines, penalties, interest or other charges or assessments shall be Ownership Costs. Owner shall pay to Manager any sales, gross receipts or similar tax imposed upon Manager, calculated on any payment or payments required of Owner under this Agreement, unless the tax is an alternative to an income tax otherwise payable by Manager. Any such payment shall be made at the time of each payment to Manager, or, if not so paid, within ten (10) days of any request by Manager therefor.

                                   ARTICLE 11
                                HARRAH'S SERVICES

         11.01 Provision of Harrah's Services. Harrah's Services described in this Article 11.01 shall be provided by Manager and accepted by Owner for a fee (the "System Fee") of one and one half percent (1 1/2%) of quarterly Net Revenues. The System Fee shall be paid to Manager concurrently with payment of the Management Fee. To the extent that in any Fiscal Quarter the System Fee shall be in excess of thirty percent (30%) of EBITDAM for any such Fiscal Quarter the portion of the System Fee equal to any such excess is hereby waived by Manager. If EBITDAM is not a positive number, in any Fiscal Quarter, there shall be no System Fee for such Fiscal Quarter.

         11.02 Harrah's Services. "Harrah's Services" shall mean advertising services; special promotions which may target particular casinos; public relations, including without limitation, guest utilization and satisfaction surveys and general or specific market research; 800 number telephone technology and services; data base/direct marketing; and administration of the foregoing. The treatment of the Casino with respect to Harrah's Services will be no less favorable than is granted to other participating casinos owned or managed by Manager's Affiliates or licensed to operate under the System Marks.

         11.03 Limitations. The Harrah's Services shall be provided on the same basis as provided to Harrah's Casinos; provided that, owing to the different characteristics of certain casinos (for example, casinos having hotel rooms versus casinos not having such rooms; riverboat casinos versus land based casinos) certain Harrah's Services may not apply to all casinos. Increases, decreases, additions or deletions in charges for Harrah's Services may be made from time to time on a system-wide basis for casinos having similar characteristics. If Manager extends other services to casinos on a system-wide basis to other Harrah's Casinos having characteristics similar to the Casino, then such other services shall also be made available to the Casino.

                                   ARTICLE 12
                  SIGNS, SYSTEM MARKS AND PROPRIETARY MATTERS

         12.01 Signs. Owner agrees to maintain, in accordance with Legal Requirements, all System Marks signs required by Manager. Owner is solely responsible for all costs of purchasing, leasing, transporting, constructing and/or installing the required System Marks signs, as well as for all costs of dismantling and removing such signs at the end of the Term or earlier termination hereof (if the Casino should cease to be authorized to use the System Marks).

         12.02 System Marks and Proprietary Matters

         (a) Ownership. It is understood that no rights or interests in the names "Harrah's(C)," "Harrah's Total Gold," "Harrah's Gold Card," "WINet", "Harrah's Total Rewards", or any other proprietary names or marks owned by Manager or any of Manager's Affiliates or any service marks, trademarks, copyrights, trade names, patents or similar rights or registrations now or hereafter held or applied for in connection therewith, including all such marks, rights, names, patents or registrations associated with Harrah's Casinos (the "System Marks"), the Harrah's System, Proprietary Systems or Confidential and Proprietary Information are being granted to Owner by this Agreement. Owner agrees to recognize the exclusive right, title and ownership of Manager in and to the System Marks, Harrah's System, Proprietary Systems and Confidential and Proprietary Information. Manager agrees that the Casino has and will, from and after the Commencement Date, and subject to Owner's compliance with all of its obligations under this Agreement, be operated by Manager under the "Harrah's(C)" brand name utilizing the System Marks, the Harrah's Systems, the Proprietary System and Confidential and Proprietary Information. Owner acknowledges and agrees that the use of the System Marks, the Harrah's Systems, the Proprietary System and Confidential and Proprietary Information in connection with the operation and management of the Casino is vested solely in Manager. Owner disclaims any right or interest in the System Marks, the Harrah's Systems, the Proprietary System and Confidential and Proprietary Information, regardless of the legal protection afforded thereto.

         (b) After Termination. In the event of expiration or termination of this Agreement, whether as a result of default by Manager, Owner or otherwise,
(i) Owner shall not hold itself out, or continue operation of the Casino, as a Harrah's Casino, without the express prior written consent of Manager, (ii) unless Manager shall have so consented to the continued use thereof, Manager may enter the Casino and may remove all signs, furnishings, printed material, emblems, slogans or other distinguishing characteristics which are now or may hereafter be connected or identified with any Harrah's Casino and remove all Proprietary Systems and Confidential and Proprietary Information (such removal to be at Owner's expense unless such termination is the result of a default by Manager, in which case such removal shall be at Manager's expense), and (iii) Owner shall discontinue the use of any and all System Marks, Proprietary Systems and Confidential and Proprietary Information and remove any and all items of Operating Equipment used in connection with Harrah's Services and any Operating Supplies that bear any System Marks which have not been removed by Manager. Owner shall not convey such property to any person or entity unless such person or entity is specifically authorized in writing by Manager (whether under license from Manager or otherwise) to use property bearing any System Marks.

         (c) Use of Name. Owner shall not use the name "Harrah's(C)," any other System Marks, or any variant thereof in the name of any partnership, corporation or other business entity, nor allow the use thereof by others, without the express prior written consent of Manager. Except for factual references in connection with the registration of the JCC Holding Common Stock and New Notes pursuant to the Plan or any sale or disposition of such securities by or on behalf of the holders thereof from time to time, Owner shall not make reference to the name "Harrah's(C)," any other System Marks, or any variant thereof, directly or indirectly, in connection with a public sale or private placement of securities or other comparable means of financing without obtaining, in each instance the prior written approval of Manager.

         (d) Confidential and Proprietary Information. "Confidential and Proprietary Information" shall mean, as used by Manager and its Affiliates in connection with the Casino: (i) techniques and methods of operating gaming businesses; (ii) techniques and methods of designing games used in gaming businesses; (iii) techniques and methods of training employees in the gaming business; (iv) techniques and methods of marketing, advertising, promotion and its technology plans, strategies and systems; and (v) the data and information on the Proprietary Systems related to any casinos other than the Casino and the "Harrah's(C)" Gold Card services and other customer-related services and promotions. The Confidential and Proprietary Information has been developed and/or acquired over many years through the expenditure of time, money and effort, and Manager and Manager's Affiliates maintain the Confidential and Proprietary Information as confidential and as a trade secret(s). Manager (or Manager's Affiliate) has, over time, identified systems, data and information that Manager (or Manager's Affiliate) considers integral to the management of casinos and such systems, data and information shall be incorporated into the Casino in accordance with standards established in other Harrah's Casinos.

         (e) Casino Customer Data; Confidentiality. Owner and Manager agree that any Casino-related data and information on the Proprietary Systems or otherwise concerning customers of the Casino shall be jointly owned by Owner and Manager and may be separately used by each of Owner and Manager following any termination of this Agreement. Owner and Manager agree to maintain the confidentiality of such data and information during the term of this Agreement and following any termination of this Agreement.

         (f) Return of Confidential and Proprietary Information. Upon termination of this Agreement, Owner agrees to discontinue use of, and maintain the confidentiality of, the Confidential and Proprietary Information and to return to Manager any documents, notes, memoranda, lists, computer programs, summaries and data and information which is a part of such Confidential and Proprietary Information. Any data and information from customers of the Casino which is related to other casinos or otherwise not Casino-related, but obtained by Manager through management of the Casino, shall be maintained as confidential by Owner and Manager during the term of this Agreement and following any termination of this Agreement.

         12.03 Litigation. Owner and Manager agree that in the event Owner and/or Manager is or are the subject of any litigation or action brought by any party seeking to restrain the use by Owner or Manager, or either of them, of any System Marks, the Harrah's System, Proprietary Systems, or Confidential and Proprietary Information used by Manager for or on or in connection with the Casino, any such litigation or action shall be defended entirely by and at the expense of Manager, notwithstanding that Manager may not be named as a party thereto. Owner shall not have the right to bring suit against any user of any of the System Marks, the Harrah's System, Proprietary Systems, or Confidential and Proprietary Information. In all cases, the conduct of any suit, whether brought by Manager or instituted against Owner and/or Manager shall be under the absolute control of counsel to be nominated and retained by Manager, notwithstanding that Manager may not be a party to such suit. Manager agrees and covenants to defend and hold Owner free and harmless from, and to indemnify Owner against, any judgments or awards of any court or administrative agency of competent jurisdiction, whether such awards be in the form of damages, costs or otherwise, imposed against Owner and arising from the use by Manager of any System Marks, the Harrah's System, Proprietary Systems, or Confidential and Proprietary Information for, on or in connection with the Casino in accordance with the terms of this Agreement.

                                   ARTICLE 13
                                    INSURANCE

         13.01 Coverage

         (a) Required Insurance. Owner shall comply with the insurance provisions of the Authorized Lease. The following insurance will be maintained by Owner with respect to the Casino at all times during the Term:

                  (i) All-risk property insurance, including flood (if the Building or Site is located in a Federal Emergency Management Area flood hazard district) and earthquake insurance, on the Building in commercially reasonable amount based on availability and cost thereof. Manager agrees that such policy of insurance may contain a so-called deductible not to exceed ONE MILLION AND 00/100 DOLLARS ($1,000,000), subject to change with Owner and Manager approval, not to be unreasonably withheld, due to market conditions and industry standards, provided that Owner shall be a self-insurer of any risk and shall pay any loss which would have been required to be insured hereunder, but for such deductible;

                  (ii) All-risk business interruption insurance (with extended period of indemnity endorsement) and increased cost of operation insurance for full recovery of the actual loss sustained (net operating income plus all continuing expenses) of the Casino (or, if greater, the projected Operating Costs and Ownership Costs for the Casino which are anticipated) for the period from the date of any casualty until the Casino is fully restored and operational, or such additional period as Owner may elect;

                  (iii) Insurance against loss from accidental damage to, or from the explosion of, boilers in an amount equal to fifty percent (50%) of the full replacement value of the Building, and damage to adjacent property and property of others, in amounts acceptable to Manager;

                  (iv) Business interruption insurance against loss from accidental damage to, or from the explosion of, boilers for full recovery of the projected Net Revenue (or if greater, projected Operating Costs and Ownership Costs) for the entire period of any such business interruption but not less than one year from the date of such casualty, or such additional period as Owner may elect;

                  (v) Commercial general liability insurance naming Owner and Manager as insureds, covering bodily injury, personal injury (including humiliation), broad form property damage (including completed operations), automobile liability (including owned, non-owned and leased automobiles), Innkeeper's liability, and including liquor liability in applicable statutory amounts, products liability and contractual liability in an amount equal to not less than TWO HUNDRED MILLION AND 00/100 DOLLARS ($200,000,000) single limit per occurrence.

                  (vi) Comprehensive crime insurance in an amount equal to not less than FIVE MILLION AND 00/100 DOLLARS ($5,000,000);

                  (vii)    Statutory worker's compensation insurance; and

                  (viii) The amount of the minimum coverage in the above clause (v) may be lowered if an umbrella policy is furnished covering any excess of the liabilities described in clause (v) with a combined limit of liability of not less than TWO HUNDRED MILLION AND 00/100 DOLLARS ($200,000,000) per occurrence.

         (b) Responsibility to Maintain. The obligation to maintain the insurance policies required by this Agreement shall lie solely with Owner. At least ten (10) business days prior to the expiration of any policy period, unless Manager shall have theretofore obtained continuing policies on behalf of Owner, Owner shall submit to Manager for its approval a schedule setting forth the kinds and amounts of such insurance to be maintained by it during the ensuing policy year, together with a paid receipt evidencing prepayment of the applicable premiums in full for such ensuing policy year or other applicable billing period (but not less than quarter year).

         (c) Changes in Coverage. Owner shall have the right to raise the minimum amount of insurance to be maintained, with Manager's approval not to be unreasonably withheld, and to change the limits on any deductibles for such insurance, with respect to the Casino under Article 13.01(a) and/or to require the insurance of additional risks not specified herein in order to make such insurance and deductibles compatible with prudent industry standards (including, without limitation, consideration of the incremental cost thereof), and to reflect increases in liability exposures, taking into account the size and location of the Casino.

         (d) Requirements. All policies of insurance shall, to the extent such coverage is commercially available, be written on an "occurrence" basis. To the extent that any insurance required hereby is or becomes available only on a "claims made" basis, Owner shall, as an Ownership Cost, purchase satisfactory extended reporting period endorsements to policies placed during the term of the Agreement or, in the alternative, continue to insure Manager as an additional insured party under policies of insurance placed after termination of the Agreement until the expiration, without claim, of all applicable statutes of limitation as may be necessary to assure that Manager has the benefit of the required insurance for causes of action arising out of events occurring with respect to the Casino during the term of this Agreement, whether or not any such claim is actually asserted prior to the expiration or earlier termination thereof.

         13.02 Policies and Endorsements

         (a) Policies. All insurance coverage provided for under this Agreement shall be effected by policies issued by insurance companies authorized to do business in the state where the Casino is located that are of good reputation and of sound and adequate financial responsibility, having an A.M. Best's ("Best") Rating of B+ VII, or better, or a comparable rating if Best ceases to publish its ratings or materially changes its rating standards or procedures. Manager shall be entitled to object to an insurance company which meets this standard, but only for reasonable cause based upon rates, claim experience and other similar pertinent considerations. Owner shall deliver to Manager duplicate copies of the insurance policies and certificates of insurance with respect to all of the policies of insurance so procured, including existing, additional and renewal policies, and in the case of insurance about to expire, shall deliver duplicate copies of the insurance policies and certificates of insurance with respect to the renewal policies to the other party not less than ten (10) business days prior to the respective dates of expiration. Certificates and duplicate copies of insurance shall be sent to Manager at the following address, or at such future address as Manager may specify by means of written notice to
Owner:


         Manager:     Harrah's New Orleans Management Company
                      One Harrah's Court
                      Las Vegas, Nevada  89193-8905
                      Attention:  Director of Risk Management

                      with a copy to:

                      Harrah's New Orleans Management Company
                      1023 Cherry Road
                      Memphis, TN  38117-5423
                      Attention:  Director of Risk Management

         (b) Endorsements. All policies of insurance provided for under this Agreement shall, to the extent obtainable, have attached thereto (a) an endorsement that such policy shall not be cancelled or materially changed without at least thirty (30) days' prior written notice to Manager, and (b) an endorsement to the effect that no act or omission of Owner or Manager, other than non-payment, after written notice thereof, of the premiums for such policy, shall affect the obligation of the insurer to pay the full amount of any loss sustained (but not to exceed, in any event, the policy limits). All insurance policies required under clauses (v), and (vi) of Article 13.01(a) shall contain an endorsement to the effect that such insurance shall be primary, not excess, and not contributory to any similar insurance carried by Manager.

         (c) Additional Insureds. All policies of insurance required under
Article 13.01(a) shall name Owner's mortgagees as additional insureds, or, as appropriate, mortgagees having the benefit of the standard New York form of mortgagee endorsement. Losses thereunder shall be payable to the parties as their respective interests may appear. Notwithstanding the foregoing, if the holder of an Authorized Mortgage so requires, losses under any fire or casualty policy may be made payable to such mortgagee, or to a bank or trust company qualified to do business in the state where the Casino is located, in either instance as trustee for the custody and disposition of the proceeds therefrom. All liability policies shall name Manager, and in each case any Affiliates which Manager may specify, and their respective directors, officers, agents, employees and partners as additional insureds.

         13.03 Waivers. To the extent any loss is covered by insurance proceeds actually paid, but not otherwise, Manager and Owner each waive, release and discharge the other from all claims or demands which each may have or acquire against the other, or against each other's directors, officers, agents, employees or partners, with respect to any claims for any losses, damages, liability or expenses (including attorneys' fees) incurred or sustained by either of them on account of damage to their respective property, personal injury, death or property damage suffered by third parties, arising out of the ownership, management, operation and maintenance of the Casino, regardless whether any such claim or demand may arise because of the fault or negligence of the other party or its officers, partners, agents and employees. Each policy of insurance shall contain a specific waiver of subrogation reflecting the provisions of this Article 13.03, or a provision to the effect that the existence of the preceding waiver shall not affect the validity of any such policy or the obligation of the insurer to pay the full amount of any loss sustained. Although Manager shall be named as an additional insured party under any primary liability insurance required to be maintained for the Casino, it shall not be a requirement that any primary or any excess liability insurance policy maintained by Manager contain a waiver of the insurer's right of subrogation, and the waiver contained herein shall not apply as to any losses insured and paid pursuant to such policies.

                                   ARTICLE 14
                       INDEMNIFICATION AND RELATED MATTERS

         14.01 Scope

         (a) Owner's Indemnity. Owner agrees to indemnify and hold Manager free and harmless from any and all Claims for injury to persons or damage to property by reason of any cause whatsoever, either in and about the Casino or elsewhere, including, without limitation, any such loss, cost or damage occurring as a result of the performance of this Agreement by Manager, its agents, employees or independent contractors, subject to the provisions of Article 14.01(c).

         (b) Reimbursement of Indemnified Amounts. Subject to the provisions of
Article 14.01(c), Owner agrees to reimburse Manager, upon demand, for any money or other property which Manager is required or authorized by this Agreement to pay out for any reason whatsoever, whether the payment is for Operating Costs, Ownership Costs or any other costs, charges or debts incurred or assumed by Manager, or any other party, or for judgments, settlements or expenses in defense of any Claim, civil or criminal action, proceeding, charge or prosecution made, instituted or maintained against Manager or Owner, jointly or severally, affecting or because of the condition or use of the Casino, or acts or failure to act of Manager, employees, agents or independent contractors of Manager, Owner, employees, agents or independent contractors of Owner, or arising out of or based upon any Legal Requirement, contract or award (including without limitation any such matter relating to the hours of employment, working conditions, wages and/or compensation of Casino Employees or former Casino Employees, or any severance or termination benefits of such Casino Employees), or for any other cause in connection with the Casino; provided, however, any litigation or action of the type described in Article
12.03 shall be excluded from this Article 14.01(b).

         (c) Limitation on Owner's Indemnity. Notwithstanding the provisions of Articles 14.01(a), 14.01(b) and 7.03(c), Owner shall not be liable to indemnify and hold Manager free and harmless from any such Claim not covered by insurance and which results solely from the proven gross negligence or willful misconduct of any of the Key Casino Personnel or the Las Vegas, Nevada-based corporate officers of Manager or Manager's Affiliate (if and to the extent that their gross negligence or willful misconduct involves the directing of the activity in the operation of the Casino or in Manager's performance of its obligations under this Agreement that results in such Claim and such Claim is proximately caused by such direction).

         (d) Manager's Indemnity. Manager shall indemnify and hold Owner free and harmless from any and all Claims not covered by insurance and which results solely from the proven gross negligence or willful misconduct of any of the Key Casino Personnel or the Las Vegas, Nevada-based corporate officers of Manager or Manager's Affiliates (if and to the extent that their gross negligence or willful misconduct involves the directing of the activity in the operation of the Casino or in Manager's performance of its obligations under this Agreement that results in such Claim and such Claim is proximately caused by such direction).

         14.02 Defense. Owner agrees to defend, promptly and diligently, at Owner's expense, any Claim, action or proceeding brought against Manager or Owner, jointly or severally, arising out of or connected with any of the matters referred to in Article 14.01, and, to the extent required by Article 14.01(a),
(b) and (c), to hold harmless and fully indemnify Manager from any judgment, liability, loss or settlement on account thereof. Defense of any such Claim shall be accepted within ten (10) days after the date written notice is tendered by Manager, or if sooner, when the first action in response to any such Claim is required. Defense shall be with counsel approved by Manager. Failure to accept any tender of a Claim in writing within such period shall entitle Manager to conduct such defense at Owner's sole cost and expense. If Manager is defending a Claim pursuant to this Article 14.02 and if Manager desires to settle such Claim, Manager shall first make a written request to Owner for authority to settle, specifying the proposed terms and conditions of such settlement. If Owner fails to respond in writing within ten (10) days after such notice, Manager shall have the right to enter into such settlement at Owner's cost and expense. The allegation of facts which would excuse Owner's indemnification obligation pursuant to Article 14.01(c) shall not excuse Owner's defense obligation, and such obligation shall continue until gross negligence or willful misconduct of the type described in Article 14.01(c) is proven by final unappealable judgment to have been the sole cause of liability (in which case Owner shall be entitled to reimbursement from Manager of, and Manager hereby undertakes to reimburse Owner for, all reasonable attorneys' fees and costs incurred in such defense and indemnification by Manager as provided in Article 14.01(d)).

                                   ARTICLE 15
                     DAMAGE TO AND DESTRUCTION OF THE CASINO

         15.01 Obligation to Restore. At its sole cost and subject to the provisions of this Article 15, Owner agrees to repair, restore, rebuild or replace any damage to, or impairment or destruction of, the Casino from fire or other casualty.

         15.02 Termination

         (a) Fully Insured Casualties. In the event during the Term the Building shall be destroyed or substantially destroyed by fire or other casualty or title to the Site or Building or the Authorized Lease shall be impaired by any matter other than a Permitted Exception and:

                  (i)      Owner shall have maintained insurance as required by
                           Article 13 and shall not have committed or omitted or suffered any other person or entity to commit or omit any act or omission resulting in any denial of coverage or payment thereunder; and

                  (ii) the cost of repairing, restoring, rebuilding and replacing the same, or curing such title impairment, as the case may be, shall exceed an amount equal to one hundred percent (100%) of the proceeds of the insurance collectible by Owner with respect to such fire, other casualty or title impairment, as the case may be, plus the amount of any deductible provided for in such insurance policies;

or if such fire, other casualty or title impairment, as the case may be, shall cause the termination of the Authorized Lease, or proceeds of property insurance shall be applied to any indebtedness secured by an Authorized Mortgage, then, in any of such events, Owner and Manager shall each have the right and option, upon notice served upon the other within thirty (30) days after such fire, other casualty or title impairment, as the case may be, to terminate this Agreement.

         (b) Owner-Funded Reconstruction. Anything contained in the preceding sentence to the contrary notwithstanding, in the case of Article 15.02(a)(i) and
(ii) above, Manager shall not have the right to terminate this Agreement if:

                  (i) within fifteen (15) days after Owner receives Manager's notice of termination, Owner undertakes to pay to the insurance trustee designated by the holder of the Authorized Mortgage with the highest priority among Authorized Mortgages an amount sufficient to cover the deficiency between available insurance proceeds and the cost of repairing, restoring, rebuilding and replacing the Building and the Site; and

                  (ii) within sixty (60) days after Owner receives Manager's notice of termination, Owner deposits the amount described in Article

                           15.02(b)(i) above or provides other assurances acceptable to Manager and the holders of any Authorized Mortgage.

         (c) Consequences of Termination. In the event of any permitted termination by Owner or Manager pursuant to Article 15.02(a), Manager shall be entitled to receive from Owner any amounts due or owing with respect to events occurring prior to or in connection with termination of this Agreement (and Owner's obligations with regard thereto shall survive such termination) but Manager shall not be entitled to receive any Termination Fee provided in Article 17.02.

         (d) Other Than Fully Insured Casualties. If the cost of curing, repairing, restoring, rebuilding or replacing the damage, impairment or destruction resulting from such fire, other casualty or title impairment, as the case may be, shall be less than one hundred percent (100%) of the proceeds of the insurance collectible by Owner with respect to such fire, other casualty or title impairment, as the case may be, plus the amount of any deductible, or Owner has elected to and has in fact deposited an amount equal to the deficiency or provided other assurances as described above, and the Authorized Lease is not terminated, and property insurance proceeds are not applied to repay any Authorized Mortgage; or such cost is greater and neither party shall have served such notice within the time aforesaid; or, in the case of Owner, if Owner shall not have maintained or caused to be maintained adequate insurance as required by
Article 13 or shall have caused or suffered to occur any commission or omission resulting in any denial of coverage or payment, Owner shall be obligated, at its cost, to repair, restore, cure, rebuild or replace such damage, impairment or destruction.

         (e) Failure to Complete Reconstruction. If Owner for any reason, fails to complete any obligatory cure, repair, restoration, rebuilding or replacement as required by Article 15.02(d) within ten (10) months after the date of occurrence of the fire, other casualty or title impairment, as the case may be, Manager may, at its election, terminate this Agreement due to Owner's default by delivery of written notice to Owner without any other notice or opportunity by Owner to cure such default and shall be entitled to collect the Termination Fee provided in Article 17.02.

                                   ARTICLE 16
                                  CONDEMNATION

         16.01 Termination

         (a) Closing of Casino. If the whole of the Casino shall be taken or condemned in any eminent domain, condemnation, compulsory acquisition or like proceeding by any competent authority for any public or quasi-public use or purpose, or if such a portion thereof shall be taken or condemned so as to cause the termination of the Authorized Lease, result in the acceleration of any Authorized Mortgage, or make it imprudent or unreasonable, in Owner's opinion (provided to Manager in writing on or before the date of such taking or condemnation), to use the remaining portion as a casino of the type and class as the Casino immediately preceding such taking or condemnation, or if the Casino Operating Contract is revoked through no fault of Owner, then, in any of such events, this Agreement shall cease and terminate as of the date of such taking, condemnation or revocation, as the case may be. Manager, in any such event, shall not be entitled to receive the Termination Fee provided in Article 17.02 following the condemnation of the Casino, but Manager shall be entitled (i) to receive any amounts due or owing to Manager with respect to events occurring prior to or in connection with termination of this Agreement (and Owner's obligations with regard thereto shall survive termination) and (ii) to take any and all actions it determines in its sole discretion to be necessary or beneficial to obtain compensation from such condemning or revoking authority for Manager's loss of property rights in respect of this Agreement resulting from any such termination. Owner hereby agrees not to take any actions with the purpose or effect of interfering with Manager's right to seek compensation in respect of any condemnation of the Casino pursuant to this Article 16.01(a), and Manager hereby agrees not to take any actions with the purpose or effect of interfering with Owner's right to seek compensation in respect of any condemnation of the Casino.

         (b) Payments to Manager. To the extent not theretofore paid by Owner, any amounts due and owing from Owner to Manager with respect to events occurring prior to or in connection with the termination of this Agreement, shall be paid from Owner's share of the proceeds of any award for such condemnation or compensation for such revocation of the Casino Operating Contract, as the case may be, (i) unless applied to indebtedness secured by an Authorized Mortgage or to restore, rebuild, replace or repair the Casino and (ii) in all cases subject to the priorities set forth in Article 9.01(b). Should any such award or compensation be inadequate, applied to reduce any indebtedness secured by an Authorized Mortgage, or otherwise applied to other purposes, Owner's obligation to pay amounts due Manager from Owner shall continue unabated and shall not be limited to the amount of the award or compensation made available to Owner.

         16.02 Restoration and Continuation

         (a) Partial Loss of Casino. If only a part of the Casino is taken or condemned, and the taking or condemnation of such part does not result in termination of the Authorized Lease or acceleration of any Authorized Mortgage or make it unreasonable or imprudent in the opinion of Owner (noticed to Manager in writing on or before the date of such condemnation) to operate the remaining portion thereof as a casino of the type and class as the Casino immediately preceding such taking or condemnation, this Agreement shall not terminate. An amount as shall be reasonably necessary to reconstruct the Casino, or any part thereof, or to reconfigure the Casino, or any part thereof, so as to render the Casino a complete and satisfactory architectural unit as a casino of the same type and class as it was immediately preceding the taking or condemnation, shall be made available out of any award to Owner for that purpose. Owner shall promptly, and without awaiting recovery of such award, pay any funds which are needed to accomplish such work. The balance of such award, if any, after deduction of bona fide costs of restoration by Owner, and any sums then due by Owner to Manager, shall be fairly and equitably apportioned between Owner and Manager so as to compensate Owner and Manager for any loss of income resulting or to result from the taking or condemnation.

         (b) Failure to Complete Reconstruction. Subject to Article 23.02, failure of Owner to effect repair and restoration of the Casino within ten (10) months after the date of any partial condemnation which Owner has not deemed sufficient to render further operation of the Casino unreasonable or imprudent, shall be an Event of Default entitling Manager to terminate this Agreement without further notice to Owner or opportunity by Owner to cure such default, and Manager shall be entitled to collect the Termination Fee provided in Article 17.02.

                                   ARTICLE 17
                             DEFAULT AND TERMINATION

         17.01 Events of Default. It shall be an event of default hereunder (an "Event of Default") if any one or more of the following events shall occur:

         (a) if there should occur a breach, default or non-compliance by a party hereto with any covenants, obligations or agreements to be performed by such party under this Agreement, followed by written notice of such breach, default or non-compliance from the Non-Defaulting Party to such Defaulting Party and failure of such Defaulting Party to remedy or correct such breach, default or non-compliance within ten (10) days after receipt of such notice, provided that, if such breach, default or non-compliance is other than a Monetary Default or failure to insure, and is also of a nature such that it cannot reasonably be cured within such ten (10) day period, then an Event of Default shall not be deemed to have occurred for so long as the Defaulting Party commences the curing of such default within such ten (10) day period, pursues the completion thereof with diligence and continuity, and completes such cure within forty (40) days of such notice;

         (b) if Owner should fail to effect any required reconstruction of the Building following casualty or partial condemnation, as and within the time provided in Articles 15 and 16;

         (c) if a party shall voluntarily or involuntarily be dissolved; apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets; file a voluntary petition in bankruptcy (or have filed against it any such petition which shall not have been dismissed within sixty (60) days after filing) or otherwise seek protection of state laws for the relief of debtors; admit in writing its inability to pay its debts as they become due; make a general assignment for the benefit of creditors; file a petition (or have filed against it any such petition which shall not have been dismissed within sixty (60) days after filing) or an answer seeking to be reorganized or arrangement with creditors or to take advantage of any insolvency law or file an answer admitting the material allegations of any petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or

         (d) if an order, judgment or decree shall be entered by any court of competent jurisdiction, on the application of any one or more creditors of such party, adjudicating such party a bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee or liquidator of all or a substantial part of its assets, and such order, judgment or decree shall become final; or

         (e) if a party shall be directly or indirectly owned or controlled by another company or entity and an event described in Article 17.01(c) or (d) shall occur with respect to any company or entity owning or controlling such party; or

         (f) if Owner passes title to the Casino or any part thereof in lieu of foreclosure of any lien or other security interest in the Casino; or

         (g) if an action to foreclose any mortgage, deed of trust or other security interest in the Casino or any part thereof is instituted against Owner and is not discharged or dismissed within thirty (30) days thereafter.

The party responsible for the occurrence of an Event of Default or on account of whom an Event of Default shall have occurred shall be a "Defaulting Party." The remaining party (so long as not a Defaulting Party), as to such Event of Default, shall be a "Non-Defaulting Party." The waiver of any one Event of Default shall not be construed as the waiver of any other Event of Default. No waiver shall be effective unless embodied in a writing signed by the Non-Defaulting Party.

         17.02 Termination Upon An Event of Default; Termination Fee

         (a) Termination. If an Event of Default occurs and has not been cured within any cure period provided in Article 17.01, this Agreement shall terminate at the election of the Non-Defaulting Party. Notice of termination pursuant to this Article 17.02 may be given at any time prior to the curing of such Event of Default, and such termination shall be effective as of the date specified in such notice of termination, which such date shall be not less than ten (10) and not more than forty five (45) days after the date of such notice; provided, that any such termination shall not be effective earlier than forty five (45) days after the date of such notice unless a successor manager has been obtained to manage the Casino and maintain continuous and uninterrupted operations of the Casino.

         (b) Termination Fee. Upon termination of this Agreement due to an Event of Default by Owner or by Owner in contravention of this Agreement or in those other circumstances provided in Articles 15.02(e) (failure to complete reconstruction after casualty), 16.02(b) (failure to complete reconstruction after condemnation) and 21.03 (transfer to Non-Qualified Person), Owner shall, in addition to all other amounts due and payable hereunder, pay to Manager a fee (the "Termination Fee") as set forth below as liquidated damages for its default. Owner's obligation to pay for all indemnification and defense claims (subject to Articles 14.01(c) and 14.02), to maintain insurance after termination (with respect to occurrences before termination) and to pay for all costs of operating the Casino prior to termination shall be in addition to and shall survive termination of this Agreement and payment of the Termination Fee. The Termination Fee that shall be payable by Owner to Manager in the event of, and at the time of, termination of this Agreement due to any Event of Default by Owner and in certain other circumstances provided for in this Agreement shall be an amount equal to three (3) times the average amount of annual Management Fees earned in the twenty-four (24) Fiscal Months preceding termination, but, until the end of the third full Fiscal Year following the date hereof, not less than THIRTY TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS

($32,500,000), increased by the percentage increase in the CPI occurring between the date hereof and the date of termination. Notwithstanding the foregoing, if any default or event, action or omission by Owner giving rise to a termination by Manager results solely from an action or omission of Manager's Affiliate in its capacity as shareholder of Owner, or the action or omission of the directors of Owner elected by Manager's Affiliate, Manager shall not in any such event receive a Termination Fee in connection with such Event of Default or resulting termination. OWNER RECOGNIZES AND AGREES THAT IF THIS AGREEMENT IS TERMINATED FOR THE REASONS SPECIFIED HEREIN AS ENTITLING MANAGER TO RECEIVE A TERMINATION FEE, MANAGER WOULD SUFFER AN ECONOMIC LOSS BY VIRTUE OF THE RESULTING LOSS OF MANAGEMENT FEES WHICH WOULD OTHERWISE HAVE BEEN EARNED UNDER THIS AGREEMENT. BECAUSE SUCH FEES VARY IN AMOUNT DEPENDING ON THE GROSS REVENUES EARNED AT THE CASINO AND ACCORDINGLY WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN WITH CERTAINTY, THE PARTIES AGREE THAT THE TERMINATION FEE PROVIDED IN THIS AGREEMENT HAS BEEN DETERMINED TO CONSTITUTE A REASONABLE ESTIMATE OF LIQUIDATED DAMAGES TO MANAGER. IT IS AGREED THAT MANAGER SHALL NOT BE ENTITLED TO MAINTAIN A CAUSE OF ACTION AGAINST OWNER FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT OR ACTUAL DAMAGES IN EXCESS OF THE TERMINATION FEE IN ANY CONTEXT WHERE THE TERMINATION FEE IS PROVIDED BY THIS AGREEMENT TO BE MANAGER'S REMEDY, AND RECEIPT OF SUCH FEE TOGETHER WITH ALL OTHER AMOUNTS DUE AND PAYABLE BY OWNER TO MANAGER WITH RESPECT TO EVENTS OCCURRING PRIOR TO OR IN CONNECTION WITH THE TERMINATION OF THIS AGREEMENT AND MANAGER'S CONTINUING RIGHT TO INSURANCE COVERAGE, INDEMNIFICATION FOR PRE- AND POST-TERMINATION OCCURRENCES, AND PROTECTION OF ITS PROPRIETARY SYSTEM MARKS BY INJUNCTIVE AND OTHER APPROPRIATE RELIEF SHALL BE MANAGER'S SOLE REMEDY AGAINST OWNER IN ANY SUCH CASE.

         (c) Reservation of Rights. In the event this Agreement is terminated due to an Event of Default by Manager, Owner shall be free to pursue any remedy available hereunder or at law or equity.

         (d) Gaming Suitability of Manager. If Manager, or any Manager's Affiliate that is a shareholder of Owner, is determined, by final unappealable action of the LGCB and any court to which appeal may be taken, to be unsuitable to conduct gaming operations at the Casino, Owner shall be entitled to terminate this Agreement by giving Manager thirty (30) days' advance written notice and opportunity to cure.

         17.03 Termination by Owner Based on Performance Standard.

         (a) Termination Right. Unless any failure to achieve such Adjusted EBITDAM is the result of Force Majeure, Owner may terminate this Agreement by written notice to Manager given within ninety (90) days after the end of any Performance Period, if actual Adjusted EBITDAM at the end of such Performance Period shall be less than eighty-five percent (85%) of Projected

Adjusted EBITDAM for the Performance Period ending March 31, 2002, eighty-four percent (84%) of Projected Adjusted EBITDAM for the Performance Period ending March 31, 2003, and eighty three percent (83%) of Projected Adjusted EBITDAM for the Performance Period ending March 31, 2004 and each Performance Period thereafter. As used herein, "Performance Period" shall mean each annual twelve month period ending on March 31. The effective date of any such termination shall be specified in any such written notice of termination to be effective not earlier than twelve (12) months after the date of such written notice and not later than the end of the twelfth (12th) Fiscal Month after the date of such written notice.

         (b) Conditions to Termination. As a condition to the effectiveness of any such termination, Owner shall have (i) obtained not less than ninety (90) days prior to the effective date of any such termination either (A) a replacement Minimum Payment Guaranty (as defined in the Casino Operating Contract) and a release of HET and HOCI from any liability in connection with any Minimum Payment Guaranty previously provided by HET or HOCI and then in effect, or (B) an irrevocable letter of credit from a financial institution satisfactory to HET and HOCI for an amount not less than all contingent loss, cost, liability, expenses or claims against HET and HOCI with respect to any Minimum Payment Guaranty previously provided by HET or HOCI and then in effect,
(ii) repaid to HET or HOCI any amounts paid to the State or Owner pursuant to any Minimum Payment Guaranty together with all interest due thereon, (iii) repay all amounts outstanding pursuant to any revolving line of credit provided by HET, HOCI or Manager to Owner within twelve (12) months after the effective date of any such termination, (iv) paid to HET or HOCI any deferred or unpaid fees due with respect to the Minimum Payment Guaranty, (v) repaid any other cash amount due and owing to HET, HOCI, Manager or their Affiliates, and (vi) satisfied all of Owner's obligations pursuant to Article 24.02.

         (c) Projected Adjusted EBITDAM. For purposes of this Article 17.03, "Projected Adjusted EBITDAM" shall be One Hundred Fifteen Million One Hundred Eighty Thousand Dollars ($115,180,000) for the Performance Period ending March 31, 2002, One Hundred Twenty-Seven Million Four Hundred Ten Thousand Dollars ($127,410,000) for the Performance Period ending March 31, 2003, One Hundred Thirty-Four Million Seven Hundred Ninety Thousand Dollars ($134,790,000) and the Performance Period ending March 31, 2004, and as set forth in the Annual Plan in effect for each subsequent Performance Period EBITDAM plus EBITDAM Adjustments for such Performance Period to the extent deducted in determining EBITDAM in the Annual Plan for such Performance Period.

         (d) Force Majeure. "Force Majeure" shall mean any of the following events or circumstances, but only to the extent they are not caused or fomented by the Manager or any affiliates of the Manager and they materially and adversely affect the operations or financial performance of the Company beyond the reasonable control of the Manager:

                  (i) strikes, lockouts, labor disputes, inability to procure materials (for which there is no suitable substitute or alternative that can be timely obtained on reasonable commercial terms), or failure of power;

                  (ii) changes in any Legal Requirements applicable to the Casino or its operations, or changes in any orders (applicable to the Casino) of any federal, state, parish or municipal governmental authority, including all executive, legislative, judicial and administrative bodies thereof having jurisdiction over the Owner, Manager, Casino or Casino operations ("Governmental Authority");

                  (iii) any unforeseen Impositions, taxes, levies, charges, fees, or financial burdens on the Casino by any Governmental Authority;

                  (iv) the breach by the LGCB of the Casino Operating Contract or other action of the LGCB or the breach by the Landlord under the Authorized Lease or other action by said Landlord or the City of New Orleans;

                  (v) acts of God, tornadoes, hurricanes, floods, sinkholes, fires and other casualties, landslides, earthquakes, epidemics, quarantine, pestilence, or abnormal inclement weather;

                  (vi) acts of public enemy, acts of war, terrorism, effects of nuclear radiation, blockades, insurrections, riots, civil disturbances, governmental preemption in connection with a national emergency, or national or international calamity; or

                  (vii) any judgment, injunction, restraining order, directive, ruling or order that is entered by any judicial, regulatory or administrative body which restrains or interferes with the operations or financial performance of the Casino.

                                   ARTICLE 18
                                     NOTICES

         18.01 Procedure. All notices or other communications provided for in this Agreement shall be in writing and shall be personally served, sent by Federal Express or comparable express courier, or sent by postage prepaid certified mail to the following addresses until such time as written notice, as provided hereby, of a change of address with a new address to be used thereafter is delivered to the other party:

                  Owner:        Jazz Casino Company, L.L.C.
                                One Canal Place, Suite 900
                                New Orleans, Louisiana 70130
                                Attn: President

                  Manager: Harrah's New Orleans Management Company One Harrah's Court
                                Las Vegas, NV  89193-8905
                                Attn: General Manager

Notices hereunder shall be deemed given upon receipt.

         18.02 Landlord and LGCB Notice. All notices relating to an Event of Default, arbitration or the exercise of any right or claim of termination of this Agreement shall be given to Landlord at the address set forth in the Authorized Lease and to the LGCB at the address set forth in the Casino Operating Contract.

                                   ARTICLE 19
                   RELATIONSHIP, AUTHORITY AND FURTHER ACTIONS

         19.01 Relationship. Manager and Owner shall not, by virtue of this Agreement, be construed as joint venturers or partners of each other and neither shall have the power to bind or obligate the other except as set forth in this Agreement. Manager is the agent of Owner. Manager and certain of its Affiliates have agreed to make revolving credit loans to Owner pursuant to a credit facility entered into concurrently with execution of this Agreement. This Agreement creates an agency coupled with an interest and such agency is irrevocable except as expressly set forth in this Agreement.

         19.02 Contractual Authority. Manager is authorized, subject to the fiscal limitations of this Agreement, to make, enter into and perform in the name of, for the account of, on behalf of and at the expense of Owner any contracts and agreements deemed necessary or advisable by Manager, in its commercially reasonable judgment, to carry out and place in effect the terms and conditions of this Agreement. In hiring, purchasing or contracting for goods and services, Manager shall administer and comply with the Open Access Program and any open access plans adopted pursuant thereto with respect to the operation of the Casino and shall give preference and priority to Louisiana residents, except where not reasonably possible to do so without added expense, substantial inconvenience, or sacrifice in operational efficiency. Contracts between Manager and Manager's Affiliates for furnishing of goods and services to the Casino shall not exceed the price for which goods and services of comparable quality may be secured from other vendors. Contracts and agreements entered into pursuant to this Article 19.02 shall include an express statement that such contract or agreement is being entered into by Manager "as agent for Jazz Casino Company, L.L.C." or words to that effect.

         19.03 Further Actions. Owner agrees to execute all contracts, agreements and documents and to take all actions necessary to comply with the provisions of this Agreement and the intent hereof.

                                   ARTICLE 20
                         APPLICABLE LAW AND ARBITRATION

         20.01 Scope. The interpretation, validity and performance of this Agreement shall be governed by the internal laws of the State of Nevada, except as to mandatory provisions of the Gaming Act as to which the internal laws of the State of Louisiana will apply, without regard to principles of conflicts of law. If any court or appropriate judicial authority shall hold or declare that the law of another jurisdiction is applicable, this Agreement shall remain enforceable under the law of that jurisdiction. If any of the terms and provisions hereof shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall in no event affect any of the other terms or provisions hereof, and all such other terms and provisions shall be valid and enforceable to the fullest extent permitted by law; provided, however, if, in any event any material part of Owner's obligations under this Agreement shall be declared invalid or unenforceable, Manager shall have the option to terminate this Agreement.

         20.02 Arbitration

         (a) Matters Subject to Arbitration. In case of a dispute with respect to any of the following matters, either party may submit such matter to arbitration which shall be conducted by the Arbitrating Accountants:

                  (i)      computation of the Management Fee or System Fees;

                  (ii)     results of any audit by the Accountants;

                  (iii) adjustment of any amounts required to be adjusted to reflect changes in the CPI;

                  (iv) disputes concerning approval of the Annual Plan, or any revisions thereto, including any items in the Budget;

                  (v) equitable allocation of any award for partial condemnation under Article 16.02;

                  (vi) disputes as to the amount of any unliquidated Monetary Default; and/or

                  (vii) any disputes between Owner and Manager under the definition of EBITDAM Adjustments as to what constitutes expenses over which Manager does not exercise control.

The decision of the Arbitrating Accountants shall be binding on the parties.

         (b) Arbitrating Accountants. The "Arbitrating Accountants" shall be one of three firms of certified public accountants of recognized standing in the casino industry selected by the Manager or by the parties pursuant to this
Article 20.02(b). Until otherwise agreed by the parties, the Arbitrating Accountants shall be KPMG Peat Marwick, Deloitte & Touche LLP or Arthur Andersen & Co. The party desiring to submit any matter to arbitration shall do so by written notice to the other party, which notice shall set forth the items to be arbitrated and such party's choice of one of the three designated firms. The party receiving such notice shall, within fifteen (15) days after receipt of such notice, either approve such choice or designate one of the remaining two firms by written notice back to the first party, and the first party shall, within fifteen (15) days after receipt of such notice, either approve such choice or disapprove the same. If both parties shall have approved one of the three firms designated above, then such firm shall be the Arbitrating Accountants for the purpose of arbitrating the dispute; otherwise the third firm, which was not designated by either party shall be the Arbitrating Accountants for such purpose. The Arbitrating Accountants shall be required to render a decision in accordance with the procedures described in Article 20.02(c) within thirty (30) days after being notified of their selection. The fees and expenses of the Arbitrating Accountants with respect to an arbitration will be paid by the non-prevailing party.

         (c) Arbitration Procedures. In all arbitration proceedings submitted to the Arbitrating Accountants, the Arbitrating Accountants shall be required to agree upon and approve the substantive position advocated by Owner or Manager with respect to each disputed item. Any decision rendered by the Arbitrating Accountants that does not adopt the substantive position advocated by Owner or Manager shall be beyond the scope of authority granted to the Arbitrating Accountants and consequently may be overturned by either party. All proceedings by the Arbitrating Accountants shall be conducted in accordance with the Uniform Arbitration Act, except to the extent the provisions of such Act are modified by this Agreement or the mutual agreement of the parties. Unless otherwise agreed, all arbitration proceedings shall be conducted at the Casino. In resolving any dispute as to any Budget, the arbitrators shall adopt the substantive position that will most likely: (i) assure the continued operation of the Casino in accordance with Casino Operational Standards and Legal Requirements; or (ii) if no Casino Operational Standard is applicable, assure the continued operation of the Casino as a viable and competitive economic enterprise.

                                   ARTICLE 21
                             SUCCESSORS AND ASSIGNS

         21.01 Assignment by Manager

         (a) Assignment to Affiliates. Owner's consent shall not be required for Manager to assign any of its obligations, rights or interests as Manager hereunder to any Manager's Affiliate that is controlled by Manager's ultimate parent, or pursuant to a transfer of all or substantially all of the gaming business of Manager and Manager's Affiliates, or pursuant to a corporate reorganization of Manager and Manager's Affiliates or in connection with the transfer of publicly-held stock in Manager or any of Manager's Affiliates whose stock is publicly traded.

         (b) Assignment for Financing Purposes. At all times, without obtaining any consent from Owner, Manager may assign, pledge, encumber and/or hypothecate all of Manager's rights, fees (earned and unearned), interest in insurance, condemnation awards, indemnities and other proceeds (but not Manager's obligations, except as provided in Article 21.01(a)) as security for any loan, and, in any such case, the assignee shall hold and be entitled to enforce such rights and receive such fees and/or payments, and Owner agrees to look solely to Manager and not to any such assignee in regard to any claim which it may have under this Agreement. Notwithstanding the foregoing, Owner shall have no obligation to assure the payment to any such assignee of any amounts received by Manager from the Casino and Owner shall retain all rights under this Agreement upon an Event of Default by Manager.

         (c) Consent Requirements. Except as otherwise provided in Articles 21.01(a) or (b), or in connection with any sale, sublease, assignment, transfer or other disposition of the Casino by Owner, in which case Manager may assign or otherwise transfer its interest in this Agreement to the purchaser, sublessee, transferee or other successor of Owner's interest therein, however designated, or its selected manager, Manager shall not in any manner, voluntarily or involuntarily, directly or indirectly, partition (or seek the partition of), sell, assign or transfer any of its legal or beneficial interest in Manager or this Agreement or delegate the performance of any of Manager's material obligations hereunder without the prior written consent of Owner (which consent may be withheld for any reason); provided that Manager may assign its rights and obligations hereunder to an Affiliate of Manager which is wholly-owned directly or indirectly by HET, and upon any such assignment, Manager may only be relieved of its obligations hereunder with the consent of Owner.

         21.02 Termination Rights Upon Certain Assignments or Transfers by Owner

         (a) Change of Control of Owner. If any entity (including any Controlled Affiliates of such entity and any entity of which such entity is a Controlled Affiliate) which (i) controls or operates, or, as of the Commencement Date, is licensed or qualified to control or operate in any of the states of Illinois, Indiana, Louisiana, Mississippi, Missouri, Nevada or New Jersey, a casino or casino hotel facility, or (ii) has been, within the five (5) years prior to the Commencement Date, involved in litigation with HET which HET has disclosed in an Annual Report on or prior to the date the Plan is consummated, or which HET would be required to disclose in its next Annual Report following the Commencement Date, acquires twenty percent (20%) or more of the outstanding shares of JCC Holding and the Board of Directors of JCC Holding shall not consist of a majority of Continuing Directors, Manager shall be entitled to terminate this Agreement upon ninety (90) days' written notice to Owner, but shall not be entitled to receive a Termination Fee pursuant to Article 17.02.

         (b) Sale of Casino. If Owner shall sell, assign or transfer any of its direct or indirect legal or beneficial interest in the Casino, to any person other than a Qualified Purchaser approved by Manager pursuant to Article 21.02(d) who assumes and agrees to perform all obligations of Owner under this Agreement, Manager shall be entitled to terminate this Agreement upon the closing of such sale, assignment or transfer, but shall not be entitled to receive a Termination Fee pursuant to Article 17.02.

         (c) Definitions. As used herein, a "Qualified Purchaser" shall mean a Suitable Lender or any person or entity that is duly licensed or otherwise authorized to own and operate the Casino and that:

                  (i) does not control or operate, or, as of the date of this Agreement, is not licensed or qualified to control or operate in any of the states of Illinois, Indiana, Louisiana, Mississippi, Missouri, Nevada or New Jersey, a casino or casino hotel facility; and

                  (ii) has not been, within the five (5) years prior to the Commencement Date, involved in litigation with HET which HET has disclosed in an Annual Report on or prior to the Commencement Date, or which HET would be required to disclose in its next Annual Report following the date the Plan is consummated; and

                  (iii) would not, if Affiliated with Manager, in the reasonable judgment of Manager or any licensing authority, impair or cause the denial, suspension or revocation of any gaming registration, permit, license, right or entitlement or alcoholic beverage registration, permit, license, right or entitlement held or applied for by Manager or any Affiliate of Manager.

Any party other than a Qualified Purchaser is referred to herein as a "Non-Qualified Purchaser."

         (d) Approval. Any request for approval of a transferee as a Qualified Purchaser shall be submitted to Manager in writing no less than thirty (30) days prior to the anticipated date of transfer. Owner shall provide all documentation that Manager may reasonably request to establish the identity, qualification, reputation and creditworthiness of the transferee. Creditworthiness shall be supported by audited financial statements for the three (3) years preceding any request by Owner for approval of a transferee. Manager shall advise Owner of its approval or rejection of a proposed transferee (as a Qualified Purchaser) within thirty (30) days after Manager receives all information which it reasonably requests to support its determination. Owner shall be prospectively released from liability under this Agreement following a transfer to any transferee approved by Manager pursuant to this Article 21.02(d).

         21.03 Manager's Termination Right. Any transfer of any direct or indirect legal or beneficial ownership in Owner or JCC Holding, or any indebtedness of or other loan interest in Owner or JCC Holding, to a Non-Qualified Person, that has not been cured within forty-five (45) days following written notice to Owner by Manager of such transfer, or such shorter period as may be required by any governmental entity with authority over the Casino, shall entitle Manager, at its option, to terminate this Agreement and, inter alia, collect the Termination Fee.

         21.04 Binding Effect. The terms, provisions, covenants, undertakings, agreements, obligations and conditions of this Agreement shall be binding upon and shall inure to the benefit of the permitted successors in interest and the permitted assigns of the parties hereto with the same effect as if mentioned in each instance where the party hereto is named or referred to, except that no assignment, transfer, sale, pledge, encumbrance, mortgage, lease or sublease by or through Owner in violation of the provisions of this Agreement shall vest any rights in the assignee, transferee, purchaser, secured party, mortgagee, pledgee, lessee, sublessee or occupant.

                                   ARTICLE 22
                             RECORDING OF MEMORANDUM

         22.01 Amended Memorandum of Agreement. Owner and Manager shall execute, acknowledge and deliver an amended memorandum of this Agreement in the public records for the Parish of Orleans in the form attached hereto as Exhibit A.

                                   ARTICLE 23
                                  FORCE MAJEURE

         23.01 Operation of Casino. If (i) there shall occur any Excusable Temporary Cessation of Operations (as defined in the Casino Operating Contract),
(ii) Owner shall not otherwise have appropriate legal or contractual authority to operate the Casino, or (iii) the Casino shall not be in a condition suitable for gaming operations, Manager may close and cease operation of all or part of the Casino, reopening and commencing operation when Manager deems that such may be done without jeopardy to the Casino, its guests and employees, provided that the Term has not theretofore expired. Manager shall have no obligation to reopen the Casino if there shall be less than ninety (90) days remaining unexpired in the Term at the time of such event.

         23.02 Extension of Time. It is further understood and agreed that, with respect to any obligation to be performed by a party during the Term (except for defaults in the nature of failure to make any required payment or maintain required insurance), and subject to the absolute time limitations provided below, such party shall not be in default for failure so to do when and only for so long as such performance is prevented by any Force Majeure. The time within which such obligation shall be performed may be extended only for a period equivalent to the delay caused by such Force Majeure, and, in no event, more than sixty (60) days, except in the case of construction delays due to the above causes in which case the extension shall continue until the termination of the Authorized Lease.

                                   ARTICLE 24
                                   TERMINATION

         24.01 Surviving Obligations. In the event of any termination or expiration of this Agreement, Owner shall remain liable to pay all fees and other amounts due from Owner to Manager for periods through the termination date, to maintain insurance for the benefit of and indemnify (subject to the provisions of Articles 14.01(c) and 14.02) Manager with respect to all occurrences before termination, and to reimburse Manager for all expenses incurred by Manager before or in connection with such termination or expiration.

         24.02 Termination; Expiration. In connection with the expiration and/or termination of this Agreement:

         (a) Manager's Obligations. Manager shall:

                  (i) deliver possession of the Casino to Owner or Owner's designated agents or employees subject to rights of all parties in possession, in "as is" condition, without recourse or any warranty whatsoever;

                  (ii) deliver to Owner correct and complete originals or copies of all written Operating Agreements with respect to the Casino which have not theretofore been delivered to Owner;

                  (iii) deliver to Owner correct and complete originals or copies of all agreements for or with respect to the operation of the Casino (which have not theretofore been furnished to Owner) that have terms extending after such expiration or termination;

                  (iv) advise all Casino purveyors by mail of the expiration or termination of this Agreement;

                  (v) permit Owner to have an observer at the Casino to coordinate the turnover of Casino operations for a period of seven (7) days prior to expiration or termination, provided that such observer shall not participate in the operation or management of the Casino, give any direction to or contact any Casino employee or otherwise interfere with Manager's operation of the Casino, as determined by Manager's general manager in his sole discretion. If such observer shall be deemed by Manager's general manager to interfere with Casino operations, then such observer may be required to leave the Casino immediately upon notice from the general manager;

                  (vi) deliver to Owner the financial records of Casino operations, excluding Confidential and Proprietary Information, but including, without limitation, the records pertaining to:

                           (A) accounts payable outstanding and unpaid at termination or expiration, provided that Manager shall, to the extent funds are made available therefor by Owner and amounts due are then known, pay all accounts payable through and including the date of expiration or termination;

                           (B)      accounts receivable outstanding and
                                    uncollected at termination or expiration, all of which Owner agrees shall be accounted for by Owner when collected by Owner or Manager as Gross Revenues under this Agreement; and

                           (C) Casino Employees who remain at the Casino following termination or expiration of this Agreement (to the extent the information in the file is not deemed confidential by Manager); and

                  (vii) after deducting therefrom any amounts due and payable under this Agreement and not theretofore paid (subject to the priorities set forth in Article 9.01(b)), Manager shall disburse the balance, if any, remaining in the Bank Account(s) after termination or expiration of this Agreement to Owner.

         (b) Owner's Obligations. Owner shall be solely responsible for and shall pay all costs of:

                  (i) canceling any Operating Agreements which Owner does not wish to continue after such termination or expiration; or

                  (ii) assuming and continuing performance under any such Operating Agreements which Owner desires to retain in effect.

         (c) Employee Severance Payments. Except as otherwise set forth in
Article 7.03(a)(iii), Owner shall, without limiting Owner's obligation as employer, be solely responsible and shall pay for all severance or other termination benefits due any employee of Owner or Key Casino Personnel whose services are terminated.

         (d) Change of Brand Identification. As of the date of termination or expiration, Owner shall:

                  (i) cooperate in the removal of all signage identifying the casino as a Harrah's Casino or containing any System Marks and, in the case of any such signage supplied pursuant to an advertising contract (as in the case of billboard advertisements) pay all costs necessary to repaint or otherwise re-identify the Casino and remove any System Marks from such advertisement;

                  (ii) cease use of the System Marks, Harrah's Services, Proprietary Systems and Confidential and Proprietary Information, and destroy any personal property bearing such System Mark unless otherwise authorized in writing by Manager;

                  (iii) cause the telephone number, if it relates to the System Marks, and initiate requests to change all telephone advertisements for the

                           Casino to be changed to different telephone numbers so as to preclude the identification of the Casino as a Harrah's Casino;

                  (iv) cause any proprietary personal property licensed for use by Manager but not by Owner to be returned to Manager, including any such personal property required to be at the Casino pursuant to any Casino Operational Standard; and

                  (v)      Comply with Article 12.02(b).

         (e) Owner's Indemnity. Without limiting the foregoing, Owner shall indemnify, defend and hold Manager free and harmless from and against all loss, cost, claim or damage relating to the Casino or its operation or ownership after termination or expiration of this Agreement unless the sole cause of the loss, cost, claim or damage was the breach of this Agreement by Manager or an event excluded from indemnification pursuant to Article 14.01(c).

         (f) Enforceability of Covenants. The foregoing shall be covenants running with the Casino, shall survive termination or expiration of this Agreement, and shall be specifically enforceable by Manager and Owner.

                                   ARTICLE 25
                               GENERAL PROVISIONS

         25.01 Authorization. Owner represents that it has full power and authority to execute this Agreement and to be bound by and perform the terms hereof. Manager represents it has full power and authority to execute this Agreement and to be bound by and perform the terms hereof. On request, each party shall furnish the other evidence of such authority.

         25.02 Interest. Unless otherwise provided for herein, any other amounts payable to Manager or Owner not paid when due shall bear interest at the lesser of: (a) the highest legal limit, or (b) two percent (2%) over the prime rate of interest charged by Citibank, N.A. at its offices in New York, New York, to borrowers on ninety (90) day unsecured commercial loans, as the same may be changed from time to time (the "Interest Rate").

         25.03 Formalities. Any change to or modification of this Agreement must be in writing signed by both parties hereto. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. The captions for each Article are intended for convenience only.

         25.04 Documents. Throughout the Term, Owner shall furnish Manager copies of all paid property tax and insurance statements, all financing documents (including notes and mortgages) relating to the Casino and such other documents pertaining to the Casino as Manager shall request.

         25.05 Personal Service Contract. This Agreement shall be construed as a personal service contract which may not be assigned by Owner or Owner's representatives in any bankruptcy, receivership, insolvency or similar proceedings.

         25.06 Exhibits. All Exhibits referred to in and attached to this Agreement are, by such reference, intended to be incorporated within and made a part of this Agreement.

                                   ARTICLE 26
                              RESTRICTIVE COVENANTS

         26.01 Other Use of Site or Building. Owner shall not permit any use to be made of the Site or Building other than that of the Casino provided for herein or as permitted by the Second Floor Non-Gaming Sublease. In the event that the use of the Building and Site as a Casino becomes prohibited by law, this Agreement shall terminate as of the date that such prohibition becomes effective. Notwithstanding the foregoing, if such prohibition shall be removed for any reason prior to termination of the Authorized Lease, then Manager shall have the option, at its election and its sole discretion, to reinstate this Agreement by giving written notice to Owner specifying a date of reinstatement that is no more than one hundred twenty (120) days following the date of such notice and, in addition, Owner shall pay, as incurred, all costs incurred by Manager to reinstate operations at the Casino.

         26.02 Diversion of Business. Manager shall not knowingly and willfully divert gaming business from the Casino to other Harrah's Casinos; provided, however, that this restriction shall not limit Manager from advertising other casinos in the Harrah's System by written, verbal, audio-visual or other advertising or promotional techniques with the intent of promoting business either at individual properties or at all properties in the Harrah's System, regardless of the actual effect of such activity, and provided further, that Owner's sole remedy for any alleged breach of this provision shall be to seek to enjoin the practice objected to upon proof of violation of this provision.

         26.03 Competition. Owner and Manager and their respective Affiliates may engage and possess an interest in any other business venture of any nature, kind or description, including, without limiting the generality of the foregoing, any business venture engaged in the same type of business as the Casino, even if such other business is competitive with that of the Casino, and the development, ownership, financing and management of casino and other gaming operations of any kind whatsoever; provided, however, that neither Manager nor Owner nor any Affiliate of Manager or Owner that is controlled by Manager's ultimate parent or Owner's ultimate parent, as the case may be, may be associated with the development, ownership, financing or management of casino and other gaming operations in Orleans, Plaquemines, St. Charles, St. Tammany, Jefferson, or St. Bernard Parishes, Louisiana, except for the Casino. Further, Owner and Manager agree that except as otherwise agreed in writing by Owner and
Manager:

         (a) neither Owner nor Manager nor any Affiliate of Manager or Owner shall have the right in and to such other business venture or the income or profits derived therefrom by any other party;

         (b) neither Owner nor Manager, nor any of the owners of Owner or Affiliates of Manager, nor any of relatives or Affiliates of any of the foregoing, need disclose, to any other, any business venture in which they may have an interest or any other business opportunity presented to them even if such opportunity is of a character which, if presented, could be taken and each shall have the right to take for its own account or to recommend to others any such particular investment opportunity or business venture; and

         (c) as a natural part of the consideration for the execution of this Agreement by Manager, Owner hereby waives, relinquishes and renounces any right or claim of participation in any other business venture of Manager or its Affiliates.

                                   ARTICLE 27
                 CONFLICTS BETWEEN AGREEMENTS, JURISDICTION AND
                            THIRD PARTY BENEFICIARIES

         27.01 Conflicts Between Agreements. Notwithstanding anything to the contrary contained in this Agreement, as to any conflict between the terms and provisions of the Authorized Lease and the obligations and responsibilities of Owner or Manager under this Agreement, to the extent legally permissible, the terms and provisions of the Authorized Lease shall control. Any consent or approval of the Management Agreement by Landlord or the City of New Orleans shall not be construed as a waiver of the provisions of the Authorized Lease, nor shall such consent or approval require any additional actions or impose any additional duties or obligations on Landlord or the City of New Orleans.

         27.02 Jurisdiction. The parties hereto consent and agree to the jurisdiction of the State of Louisiana and the courts thereof and the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or relating to this Agreement, and hereby agree not to assert by way of motion, as a defense or otherwise, that such action is improper, or that the subject matter thereof may not be enforced in or by such courts.

         27.03 Third Party Beneficiaries. As to the provisions of Articles 7.07, 7.08, 7.09, 7.12, 8.01, and 10.01, Landlord, the City of New Orleans and the LGCB are intended third party beneficiaries to this Agreement to the extent that their interests under the Authorized Lease and the Casino Operating Contract, respectively, are affected as are any of their respective successors in interest to the Authorized Lease and the Casino Operating Contract, respectively. Manager's obligations to Landlord, the City of New Orleans, and the LGCB hereunder shall survive the termination of this Agreement.



                            [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement effective as of the day and year first above written.

WITNESSES:                                 OWNER:

                                           JAZZ CASINO COMPANY, L.L.C., a
                                           Louisiana limited liability company


                                           By:
------------------------------------          ----------------------------------
                                           Name:
                                                ----------------------------
                                           Title:
------------------------------------             -------------------------------


                                           MANAGER:

                                           HARRAH'S NEW ORLEANS
                                           MANAGEMENT COMPANY, a Nevada
                                           corporation


                                           By:
------------------------------------          ----------------------------------
                                           Name:
                                                ----------------------------
                                           Title:
------------------------------------             -------------------------------

                                   EXHIBIT "A"

                   FORM OF MEMORANDUM OF MANAGEMENT AGREEMENT

Prepared by and when recorded mail to:
Latham & Watkins
5800 Sears Tower
Chicago, Illinois 60606
Attn:  George A. Rice, Esq.



            -----(SPACE ABOVE THIS LINE FOR RECORDER'S USE ONLY)-----



                                  MEMORANDUM OF
                 THIRD AMENDED AND RESTATED MANAGEMENT AGREEMENT


                  THIS MEMORANDUM OF THIRD AMENDED AND RESTATED MANAGEMENT AGREEMENT (this "Memorandum"), dated as of this 30th day of March, 2001, is made by and between JAZZ CASINO COMPANY, L.L.C., a Louisiana limited liability company ("Owner"), and HARRAH'S NEW ORLEANS MANAGEMENT COMPANY, a Nevada corporation ("Manager").

                                    RECITALS

                  A. On January 4, 2001, Owner filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Louisiana, Case No. 01-10086.

                  B. Owner has submitted, and the United States Bankruptcy Court for the Eastern District of Louisiana has confirmed, a Plan of Reorganization, as modified (the "Plan").

                  C. Owner and Manager have previously entered into that certain Second Amended and Restated Management Agreement between Owner and Manager dated as of October 28, 1998 (the "Prior Management Agreement").

                  D. Pursuant to that certain Third Amended and Restated Management Agreement (the "New Casino Management Agreement") and in accordance with the Plan, Owner and Manager have amended and restated the Prior Management Agreement in its entirety.

                  E. Owner and Manager desire to have a memorandum of the New Casino Management Agreement recorded in the Parish of Orleans, State of Louisiana.

                             MEMORANDUM OF AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual promises and covenants contained in the New Casino Management Agreement, the parties hereto hereby agree as follows:

                  1. Prior Memo Superseded. This Memorandum supersedes in its entirety that certain Second Memorandum of Amended and Restated Management Agreement dated as of October 28, 1998, by and between Owner and Manager, and recorded in the records of the Parish of Orleans, State of Louisiana as Instrument No. 488187, at 98-50510 (the "Prior Memorandum"), such Prior Memorandum being of no further force or effect.

                  2. Non-Disturbance. Other than as set forth in the Manager Subordination Agreements referred to and as defined in Article 4.03 of the New Casino Management Agreement, upon any foreclosure of the Mortgages, Manager's rights under the New Casino Management Agreement in relation to the holders of the Mortgages shall not be disturbed or affected by any such foreclosure.

                  3. Provisions From Management Agreement. Owner and Manager acknowledge and agree that the New Casino Management Agreement provides and contains, in part, the following provisions:

                                   "ARTICLE 3
                                TERM AND RENEWALS

                  3.01 Initial Term. The initial term ("Initial Term") of this Agreement shall be deemed to have begun on the Commencement Date, and shall continue for a period of twenty (20) years after the Commencement Date.

                  3.02 Extension Term. Manager shall have the option to extend the term of this Agreement for four (4) consecutive extension terms of ten (10) years each ("Extension Term") and the term of this Agreement shall be so extended, provided Manager is not in default under this Agreement at the time any such Extension Term is to commence. Manager shall be deemed to have exercised its option to extend the term of this Agreement for each Extension Term unless it shall have delivered to Owner written notice to the contrary at least one hundred eighty (180) days prior to the date on which the respective Extension Term is to commence.

                  3.03 Early Termination; Termination of Authorized Lease. This Agreement may be terminated prior to the expiration of the Initial Term or any then current Extension Term as provided in Articles 15, 16 and 17."

                                   "ARTICLE 4
                               COVENANTS OF OWNER

                  4.03 Manager Subordination Agreements; Mortgages. Owner and Manager acknowledge that (i) Wells Fargo Bank Minnesota, National Association, as Trustee, and Manager have entered into that certain Manager Subordination Agreement (Lenders) of even date herewith, and (ii) Landlord, the City of New Orleans and Manager have entered into that certain Manager Subordination Agreement (Landlord) of even date herewith (collectively, the "Manager Subordination Agreements"). Any party (other than the holder of the Mortgages) holding a mortgage, deed of trust, security agreement, assignment of rents, revenues or profits, lease

(including any sale leaseback or like arrangement), or other form of security interest in or affecting the Casino shall, as a condition to the effectiveness of such interest and/or qualification thereof as an Authorized Mortgage, enter into a Subordination, Non-Disturbance and Attornment Agreement, in such form as may be negotiated between Manager and the holder of the Authorized Mortgage. Upon any foreclosure upon any of the Mortgages, Manager's rights hereunder in relation to the holder of the Mortgages shall not be disturbed or affected by any such foreclosure other than as set forth in the Manager Subordination Agreements referred to in this Article 4.03."

                                   "ARTICLE 21
                             SUCCESSORS AND ASSIGNS

                  21.01 Assignment by Manager

                  (a) Assignment to Affiliates. Owner's consent shall not be required for Manager to assign any of its obligations, rights or interests as Manager hereunder to any Manager's Affiliate that is controlled by Manager's ultimate parent, or pursuant to a transfer of all or substantially all of the gaming business of Manager and Manager's Affiliates, or pursuant to a corporate reorganization of Manager and Manager's Affiliates or in connection with the transfer of publicly-held stock in Manager or any of Manager's Affiliates whose stock is publicly traded.

                  (b) Assignment for Financing Purposes. At all times, without obtaining any consent from Owner, Manager may assign, pledge, encumber and/or hypothecate all of Manager's rights, fees (earned and unearned), interest in insurance, condemnation awards, indemnities and other proceeds (but not Manager's obligations, except as provided in Article 21.01(a)) as security for any loan, and, in any such case, the assignee shall hold and be entitled to enforce such rights and receive such fees and/or payments, and Owner agrees to look solely to Manager and not to any such assignee in regard to any claim which it may have under this Agreement. Notwithstanding the foregoing, Owner shall have no obligation to assure the payment to any such assignee of any amounts received by Manager from the Casino and Owner shall retain all rights under this Agreement upon an Event of Default by Manager.

                  (c) Consent Requirements. Except as otherwise provided in Articles 21.01(a) or (b), or in connection with any sale, sublease, assignment, transfer or other disposition of the Casino by Owner, in which case Manager may assign or otherwise transfer its interest in this Agreement to the purchaser, sublessee, transferee or other successor of Owner's interest therein, however designated, or its selected manager, Manager shall not in any manner, voluntarily or involuntarily, directly or indirectly, partition (or seek the partition of), sell, assign or transfer any of its legal or beneficial interest in Manager or this Agreement or delegate the performance of any of Manager's material obligations hereunder without the prior written consent of Owner (which consent may be withheld for any reason); provided that Manager may assign its rights and obligations hereunder to an Affiliate of Manager which is wholly-owned directly or indirectly by HET, and upon any such assignment, Manager may only be relieved of its obligations hereunder with the consent of Owner.

                  21.02 Termination Rights Upon Certain Assignments or Transfers by Owner

                  (a) Change of Control of Owner. If any entity (including any Controlled Affiliates of such entity and any entity of which such entity is a Controlled Affiliate) which (i) controls or operates, or, as of the date the Plan is consummated, is licensed or qualified to control or operate in any of the states of Illinois, Indiana, Louisiana, Mississippi, Missouri, Nevada or New Jersey, a casino or casino hotel facility, or (ii) has been, within the five (5) years prior to the date the Plan is consummated, involved in litigation with HET which HET has disclosed in an Annual Report on or prior to the date the Plan is consummated, or which HET would be required to disclose in its next Annual Report following the date the Plan is consummated, acquires twenty percent (20%) or more of the outstanding shares of JCC Holding and the Board of Directors of JCC Holding shall not consist of a majority of Continuing Directors, Manager shall be entitled to terminate this Agreement upon ninety (90) days' written notice to Owner, but shall not be entitled to receive a Termination Fee pursuant to Article 17.02.

                  (b) Sale of Casino. If Owner shall sell, assign or transfer any of its direct or indirect legal or beneficial interest in the Casino, to any person other than a Qualified Purchaser approved by Manager pursuant to Article 21.02(d) who assumes and agrees to perform all obligations of Owner under this Agreement, Manager shall be entitled to terminate this Agreement upon the closing of such sale, assignment or transfer, but shall not be entitled to receive a Termination Fee pursuant to Article 17.02.

                  (c) Definitions. As used herein, a "Qualified Purchaser" shall mean a Suitable Lender or any person or entity that is duly licensed or otherwise authorized to own and operate the Casino and that:

                      (i) does not control or operate, or, as of the date of this Agreement, is not licensed or qualified to control or operate in any of the states of Illinois, Indiana, Louisiana, Mississippi, Missouri, Nevada or New Jersey, a casino or casino hotel facility; and

                      (ii) has not been, within the five (5) years prior to the Commencement Date, involved in litigation with HET which HET has disclosed in an Annual Report on or prior to the Commencement Date, or which HET would be required to disclose in its next Annual Report following the date the Plan is consummated; and

                      (iii) would not, if Affiliated with Manager, in the reasonable judgment of Manager or any licensing authority, impair or cause the denial, suspension or revocation of any gaming registration, permit, license, right or entitlement or alcoholic beverage registration, permit, license, right or entitlement held or applied for by Manager or any Affiliate of Manager.

Any party other than a Qualified Purchaser is referred to herein as a "Non-Qualified Purchaser."

                  (d) Approval. Any request for approval of a transferee as a Qualified Purchaser shall be submitted to Manager in writing no less than thirty
(30) days prior to the anticipated date of transfer. Owner shall provide all documentation that Manager may reasonably request to establish the identity, qualification, reputation and creditworthiness of the transferee. Creditworthiness shall be supported by audited financial statements for the three (3) years preceding any request by Owner for approval of a transferee. Manager shall advise Owner of its approval or rejection of a proposed transferee (as a Qualified Purchaser) within thirty (30) days after Manager receives all information which it reasonably requests to support its determination. Owner shall be prospectively released from liability under this Agreement following a transfer to any transferee approved by Manager pursuant to this Article 21.02(d).

                  21.03 Manager's Termination Right. Any transfer of any direct or indirect legal or beneficial ownership in Owner or JCC Holding, or any indebtedness of or other loan interest in Owner or JCC Holding, to a Non-Qualified Person, that has not been cured within forty-five (45) days following written notice to Owner by Manager of such transfer, or such shorter period as may be required by any governmental entity with authority over the Casino, shall entitle Manager, at its option, to terminate this Agreement and, inter alia, collect the Termination Fee."

                  4. Definitions From Management Agreement. The New Casino Management Agreement contains, among other definitions, the following definitions of terms used in the foregoing Articles 3.01, 3.02, 3.03, 4.03, 21.01, 21.02 and 21.03 and in the following definitions:

                  "Affiliate - as to any person the affiliates of whom are relevant for purposes of any provisions of this Agreement, (i) any corporation, partnership, limited liability company, joint venture, trust or individual controlled by, under common control with, or which controls, directly or indirectly, such person, (ii) a trust of which the person, or a direct or indirect shareholder of such person, is a trustee, or which has as its principal beneficiaries such person, or any direct or indirect shareholder of such person, or members of the immediate family of such direct or indirect shareholder or other person, and (iii) any members of such person's immediate family, or the member of the immediate family of any direct or indirect shareholder of such person. For purposes hereof, shares or other ownership interests held by a trust shall be deemed to be owned pro-rata by the beneficiaries of such trust, and members of the immediate family of any person shall include all collateral relatives of such person having a common linear ancestor with such person, and the spouse or any former spouse of such person or any such collateral relatives.

                  Agreement - this Third Amended and Restated Management Agreement by and between Owner and Manager, as the same may be amended, supplemented or otherwise modified from time to time.

                  Annual Report - any Annual Report filed by any person or entity on Form 10-K with the United States Securities and Exchange Commission or any successor thereof.

                  Authorized GDA - that certain Amended and Restated General Development Agreement by and among Owner, Landlord and the City of New Orleans, as intervenor, dated as of October 28, 1998.

                  Authorized Lease - that certain Amended and Restated Lease Agreement by and among Owner, Landlord and the City of New Orleans, as intervenor, dated as of October 28, 1998, and as amended of even date herewith.

                  Authorized Mortgage - (i) the Mortgage, and (ii) any other mortgage(s), deed(s) of trust, security agreements, or other forms of agreements securing payment of indebtedness, the proceeds of which are used solely to construct, improve, restore, or repair the Casino, or to refinance any indebtedness in connection with any Authorized Mortgage, with a lien or equivalent security interest against the Casino, provided that the holder of any Authorized Mortgage referred to in this clause (ii) has executed and delivered to Manager and has agreed in writing to be bound by a Subordination, Non-Disturbance and Attornment Agreement or such other similar document, in either case in such form as may be negotiated between Manager and the holder of an Authorized Mortgage.

                  Building - all buildings, structures and improvements now located or hereafter constructed on the Site and all fixtures, Furnishings and Equipment attached to, forming a part of, or necessary for the operation of such buildings, structures and improvements as a casino and parking garages, or any non-gaming development on the second floor of the building on the Site, and all:

                  (i)      restaurants, bars and other public areas, if any,

                  (ii)     commercial space, including concessions and shops;

                  (iii)    storage, parking and service areas;

                  (iv)     permanently affixed signage; and

                  (v) other buildings, facilities and appurtenances, as may now or hereafter, pursuant to this Agreement or with Manager's advance written approval, replace, be attached to and form a part of the Building.

                  Casino - a collective term for the Site, the Building, the Furnishings and Equipment, the Operating Equipment and the Operating Supplies. The non-gaming development on the second floor of the building on the Casino premises subleased pursuant to the Second Floor Non-Gaming Sublease shall not be included in this definition of the Casino unless converted into Gaming Space in accordance with the provisions of the Second Floor Non-Gaming Sublease.

                  Casino Operating Contract - that certain Amended and Renegotiated Casino Operating Contract among Owner, Harrah's Jazz Company and the State of Louisiana by and through the LGCB authorizing and regulating activities at the Casino, entered into as of October 28, 1998, and as amended of even date herewith.

                  Controlled Affiliate - has the meaning provided in that certain Amended and Restated Certificate of Incorporation of JCC Holding as in effect as of the date hereof.

                  Continuing Directors - the directors of JCC Holding on the effective date of the Plan under each other director, if such other director's nomination for election to the Board of Directors of JCC Holding is recommended by (i) a majority of the then Continuing Directors, (ii) any directors nominated or appointed by HET or its affiliates, or (iii) any directors nominated or appointed by the Creditor's Committee (as defined in the Articles of Incorporation of JCC Holding as presently in effect).

                  Extension Term - as defined in Article 3.02.

                  Event of Default - as defined in Article 17.01.

                  Furnishings and Equipment - all furniture, furnishings and equipment (except Operating Equipment) required for the operation of the Casino in accordance with the Casino Operational Standards, including, without limitation:

                  (i) cashier, money sorting and money counting equipment, surveillance and communication equipment, and security equipment;

                  (ii) slot machines, video games of chance, table games, keno equipment and other gaming equipment;

                  (iii)    office furnishings and equipment;

                  (iv) specialized equipment necessary for the operation of any portion of the Casino for non-gaming or accessory purposes, including equipment for kitchens, laundries, dry cleaning, cocktail lounges, restaurants, public rooms, commercial and parking spaces, and recreational facilities; and

                  (v) all other furnishings and equipment hereafter located and installed in or about the Casino which are used in the operation of the Casino in accordance with the Casino Operational Standards .

                  Gaming Space - that area of the Casino in which gaming activity takes place, not including support, storage, entertainment, service and other such areas.

                  HET - Harrah's Entertainment, Inc., a Delaware corporation.

                  HOCI - Harrah's Operating Company, Inc., a Delaware corporation.

                  Initial Term - as defined in Article 3.01.

                  JCC Holding - JCC Holding Company, a Delaware corporation and the parent of Owner.

                  Landlord - as defined in the Authorized Lease.

                  LGCB - the Louisiana Gaming Control Board or any successor entity.

                  Manager's Affiliate - Manager's ultimate parent entity (currently HET) and any of its Affiliates.

                  Mortgage - that certain Mortgage of even date herewith in favor of HET and HOCI (or any successor or substitute therefor providing a Minimum Payment Guaranty under and as defined in the Casino Operating Contract) and the lenders providing financing to Owner pursuant to the Plan.

                  Non-Qualified Person - any person or entity that would, if associated with Owner, JCC Holding, Manager or any Affiliate of Manager, in the reasonable judgment of Manager or any licensing authority, impair or cause the denial, suspension or revocation of any gaming registration, permit, license, right or entitlement or any alcoholic beverage registration, permit, license, right or entitlement held or applied for by Owner, Manager, JCC Holding or any Affiliate of Manager.

                  Non-Qualified Purchaser - as defined in Article 21.02(c).

                  Operating Equipment - all equipment required for the operation of a casino, including accessory gaming table equipment, chinaware, glassware, linens, silverware, utensils, uniforms, and all other similar items.

                  Operating Supplies - food and beverages (alcoholic and non-alcoholic) and other consumable items used in the operation of a casino, such as playing cards, tokens, chips, plaques, dice, fuel, soap, cleaning materials, matches, paper goods, stationery and all other similar items.

                  Plan - the Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code of Owner, confirmed by the Bankruptcy Court on March 19, 2001 for that certain case captioned In re JCC Holding Company, Case No. 01-10086.

                  Plans and Specifications - as defined in the Authorized GDA.

                  Qualified Purchaser - as defined in Article 21.02(c).

                  Second Floor Non-Gaming Sublease - the Second Floor Non-Gaming Sublease entered into by and between Owner and JCC Development Company, L.L.C., a Louisiana limited liability company, dated as of October 28, 1998, as amended of even date herewith.

                  Site - the Casino Site, the tunnel under Poydras Street, and the parcels of land on which parking garages are situated connected to the Casino Site by said tunnel under Poydras Street and all other parcel(s) of land, together with all easements and rights appurtenant thereto, owned by the Owner in New Orleans, Louisiana.

                  Suitable Lender - has the meaning provided in the Casino Operating Contract.

                  Termination Fee - as defined in Article 17.02(b).

                  5. Recording Authorized. The parties hereto authorize and direct the Recorder of Mortgages for the Parish of Orleans, State of Louisiana, to record this Memorandum in the records of the Parish of Orleans, State of Louisiana.

                            [Signature page follows]

                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Memorandum effective as of the day and year first above written.


WITNESSES:

                                           OWNER:

                                           JAZZ CASINO COMPANY,  L.L.C., a
                                           Louisiana limited liability company


                                           By:
------------------------------------          ----------------------------------
                                           Name:
                                                ----------------------------
                                           Title:
------------------------------------             -------------------------------

                                           MANAGER:

                                           HARRAH'S NEW ORLEANS MANAGEMENT
                                           COMPANY, a Nevada corporation


                                           By:
------------------------------------          ----------------------------------
                                           Name:
                                                ----------------------------
                                           Title:
------------------------------------             -------------------------------

                                 ACKNOWLEDGMENT


STATE OF LOUISIANA

PARISH OF ORLEANS


                  BEFORE ME, the undersigned authority, on this day personally appeared ____________________, known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the _____________________ of JAZZ CASINO COMPANY, L.L.C., a Louisiana limited liability company, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, in the capacity therein stated and as the act of said corporation.

Given under my hand and seal of office this 30th day of March, 2001.



                                    -------------------------------------



                      ------------------------------------
                                  NOTARY PUBLIC
                          My Commission Expires:
                                                -------

                                 ACKNOWLEDGMENT


STATE OF LOUISIANA

PARISH OF ORLEANS


                  BEFORE ME, the undersigned authority, on this day personally appeared ____________________, known to me to be the person whose name is subscribed to the foregoing instrument, and known to me to be the _____________________ of HARRAH'S NEW ORLEANS MANAGEMENT COMPANY, a Nevada corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed, in the capacity therein stated and as the act of said corporation.

Given under my hand and seal of office this 30th day of March, 2001.



                                    -------------------------------------



                      ------------------------------------
                                  NOTARY PUBLIC
                          My Commission Expires:
                                                -------